Exhibit 4.1

                          CAI WIRELESS SYSTEMS, INC.
                         18 CORPORATE WOODS BOULEVARD
                            ALBANY, NEW YORK 12211



               Senior Secured Notes due January 29, 1999



                                                    As of July 30, 1998


MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

Ladies and Gentlemen:

           CAI WIRELESS SYSTEMS, INC., a Connecticut corporation, a debtor and debtor-in-possession in a case (the ACAI CASE@) pending under Chapter 11 of the Bankruptcy Code (the "COMPANY"), agrees with you as follows:

PRELIMINARY STATEMENTS.

           The Company is a party to a Note Purchase Agreement dated as of November 24, 1997 among the Company, you and the Subsidiary Obligors named therein (as amended through the date hereof, the AEXISTING NOTE PURCHASE AGREEMENT@).

           Pursuant to the Existing Note Purchase Agreement, the Company and the Subsidiary Obligors issued Notes (as defined in the Existing Note Purchase Agreement) from time to time (the AEXISTING NOTES@).

           On July 30, 1998 (the AFILING DATE@), the Company and Philadelphia Choice Television, Inc., a Delaware corporation and wholly owned Subsidiary of the Company, a debtor and debtor-in-possession in a case (the APHILADELPHIA CASE@ and together with the CAI Case, the ACASES@) pending under Chapter 11 of the Bankruptcy Code (APHILADELPHIA CHOICE@) filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

           You have indicated your willingness to amend and restate the Existing Note Purchase Agreement and to provide additional financing pursuant to the Orders (as herein defined) on the terms and conditions of this Agreement.

           Accordingly, the parties hereto hereby agree to amend and restate the Existing Note Purchase Agreement as follows:

1.   AUTHORIZATION OF NOTES.

           The Company will authorize (i) the issue and sale of an aggregate principal amount equal to the difference between $60,000,000 and the aggregate amount of the Restated Notes (as hereinafter defined) (the AADDITIONAL NOTES@) and (ii) the amendment and restatement and conversion of the Existing Notes into Notes under this Agreement in an aggregate principal amount equal to the principal, accrued interest and fees outstanding under the Existing Note Purchase Agreement (the ARESTATED NOTES@, and together with the Additional Notes and the Notes delivered pursuant to Section 2 of this Agreement and any such Notes issued in substitution or exchange therefor pursuant to Section 12 of this Agreement, the "NOTES"). Each of the Notes shall be in substantially the form of Exhibit A attached hereto, with such amendments, supplements and other modifications thereto, if any, as shall be approved from time to time by you and the Company. Capitalized terms used in this Agreement shall have the meanings specified in Schedule I attached hereto; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified herein, to a Schedule or an Exhibit attached to this Agreement.


2.   SALE AND PURCHASE OF NOTES.

           The Company will issue and sell to you and, subject to the terms and conditions of this Agreement, you will purchase from the Company, at the Closing provided for in Section 3, the Additional Notes. The Existing Notes shall be amended and restated and converted into the Restated Notes and will constitute Notes under this Agreement as if purchased under this Agreement. The Notes outstanding at the Closing shall be in an aggregate principal amount of $60,000,000.


3.   CLOSING.

           The sale and purchase of the Additional Notes to be purchased by you and the amendment and restatement of the Existing Notes shall occur at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, at 11:30 A.M. (New York City time), at a closing (the "CLOSING") upon the entry of the Interim Order (as defined below) or on such other Business Day thereafter on or after the entry of the Interim Order as may be agreed upon among the Company and you (the "CLOSING DATE"). At the Closing, (i) the Existing Notes will be amended and restated and converted into the Restated Notes and will constitute Notes under this Agreement as if the Purchaser were making a purchase under this Agreement and (ii) the Company will deliver to you the Additional Notes to be purchased by you and the Restated Notes in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 or integral multiples of $100,000 in excess thereof as you may request) dated the Closing Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the aggregate purchase price of the Additional Notes by wire transfer of immediately available funds for the account of the Company to Fleet Bank, N.A., Account No. 0001562960. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3 or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without hereby waiving any rights you may have by reason of such failure or such nonfulfillment.


4.   CONDITIONS TO CLOSING.

           Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1. REPRESENTATIONS AND WARRANTIES.

           The representations and warranties of the Company contained in this Agreement and in each of the other Note Documents shall be complete and correct when made and at the time of the Closing, before and after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.14.

4.2. PERFORMANCE; NO DEFAULT.

           The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the other Note Documents required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Notes and to the application of the proceeds therefrom as contemplated by Section 5.14, no Default or Event of Default shall have occurred and be continuing.

4.3. DOCUMENTS REQUIRED.

           You shall have received the following documents, each dated as of the Closing Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

           (a) SECURITY AGREEMENT. An amended and restated security agreement, in substantially the form of Exhibit B attached hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof, the "SECURITY AGREEMENT"), duly executed by the Company and each Obligor together with:

                (i) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein indorsed in blank,

                (ii) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date under the Uniform Commercial Code of the States of Connecticut, New York, Pennsylvania and Virginia, covering the Collateral described in the Security Agreement,

                (iii) completed requests for information, dated on or before the Closing Date, listing the financing statements referred to in clause (ii) above and all other effective financing statements filed in the jurisdictions referred to in clause (ii) above that name the Company or any other Obligor as debtor, together with copies of such other financing statements,

                (iv) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that you may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                (v) evidence of the insurance required by the terms of the Security Agreement,

                (vi) copies of the Assigned Agreements referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Company,

                (vii) the Blocked Account Letters referred to in the Security Agreement, duly executed by each Blocked Account Bank referred to in the Security Agreement, and

                (viii) evidence that all other action that you may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken.

           (b)  CORPORATE AND SIMILAR DOCUMENTATION.

                (i) A copy of the charter of the Company and each of its Subsidiaries and each amendment thereto, certified (as of a date reasonably near the Closing Date) by the Secretary of State of the jurisdiction of this incorporation as being a true and correct copy thereof.

                (ii) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the Closing Date, listing the charter of the Company and each of its Subsidiaries (other than the Subsidiaries set forth on Schedule 5.25) and each amendment thereto on file in his office and certifying that (A) such amendments are the only amendments to the Company's or such Subsidiary's charter on file in his office and (B) the Company and each of its Subsidiaries have paid all franchise taxes to the date of such certificate and the Company and each of its Subsidiaries are duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                (iii) A copy of a certificate dated reasonably near the Closing Date of the Secretary of State, of each jurisdiction in which the Company or any Subsidiary is qualified as a foreign corporation, stating that the Company or such Subsidiary is duly qualified and in good standing as a foreign corporation in such State and have filed all annual reports required to be filed to the date of such certificate, except for noncompliance arising from the filings of the Cases.

           (c)  SECRETARY'S CERTIFICATE.   A  certificate from the secretary or
     an assistant secretary (or a person performing similar functions) of each of the Company and each of the Obligors certifying:

                (i) copies of the resolutions of the board of directors (or persons performing similar functions) of the Company or such Obligor, as the case may be, approving this Agreement, the Notes and each of the other Note Documents to which it is or is to be a party and in the case of the Company and Philadelphia Choice, the filing of the Cases, and of all documents evidencing other necessary corporate or other necessary action and governmental approvals, if any, with respect thereto,

                (ii) the absence of any proceeding for the dissolution or liquidation of the Company or such Obligor, as the case may be,

                (iii) the names and true signatures of the officers of the Company or such Obligor, as the case may be, authorized to sign this Agreement, the Notes and each of the other Note Documents to which it is or is to be a party and the other agreements, instruments and other documents to be delivered hereunder and thereunder, and

                (iv) such other matters relating to the existence and good standing of the Company or such Obligor, as the case may be, the corporate and other necessary authority for, and the validity of, each of the Note Documents to which it is or is to be a party and any other matters relevant thereto.

           (d) OFFICER'S CERTIFICATE. An Officer's Certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

           (e) INSURANCE. Copies of all insurance policies or certificates of insurance of the Company and its Subsidiaries evidencing liability and casualty insurance meeting the requirements of Section 8.3.

           (f) OTHER COLLATERAL DOCUMENTS. You shall have received the following documents, each dated as of the Closing Date and in form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to you:

                (i) an amended and restated securities account pledge agreement, substantially in the form of Exhibit C (as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "PLEDGE AGREEMENT"),

                (ii)  an  amended   and   restated  cooperation  agreement  (as
           amended, supplemented or otherwise modified from time to time in accordance with its terms, the "FCC COOPERATION AGREEMENT"),

                (iii) the Collateral Access Agreements from the lessor of the Company's leased premises located in or about Albany, New York, and

                (iv)  the Control Agreement.

           (g)  EMPLOYMENT  AGREEMENTS.   Certified  copies  of each employment
     agreement and other compensation arrangement with each officer of the Company and its Subsidiaries (the "EMPLOYMENT AGREEMENTS").

           (h) MATERIAL CONTRACTS. Certified copies of all Material Contracts of the Company and its Subsidiaries.

           (i)  ADDITIONAL DOCUMENTATION.   Such other documents, agreements or
     information as you may reasonably request.

           (j) AMI SUBSIDIARIES. The Agent shall have received certificates representing shares of stock of the Subsidiaries of AMI listed in
     Schedule 4.3(k) (the "AMI SUBSIDIARIES") accompanied by undated stock powers executed in blank.

           (k)  GUARANTY.   A  guaranty  in substantially the form of Exhibit D
     (as amended from time to time in accordance with its terms, the "GUARANTY") duly executed by each Obligor (other than the Company).

           (l) INTERIM ORDER. A certified copy of an order of the Bankruptcy Court dated no later than the date that is 15 days following the Filing Date (entered on an emergency or interim basis, the "INTERIM ORDER") after a notice and a hearing conducted in accordance with Bankruptcy Code Rule 4001(c) substantially in the form of Exhibit E.

           (m) FIRST DAY ORDERS. A certified copy of all orders submitted to the Bankruptcy Court on or about the Filing Date (the AFIRST DAY ORDERS@) which shall be in form and substance reasonably satisfactory to the Purchaser.

           (n) VOTES APPROVING THE CAI REORGANIZATION PLAN. Evidence satisfactory to you that a prepackaged plan of reorganization of the Company and Philadelphia Choice, in form and substance satisfactory to you (the AREORGANIZATION PLAN@) has been filed with the Bankruptcy Court and that the Company has received a sufficient number and amount of properly completed ballots to meet the voting requirements of Section 1126 of the Bankruptcy Code accepting the Reorganization Plan and the Disclosure Statement of the Company and Philadelphia Choice dated June 30, 1998, as supplemented by the Disclosure Statement Supplement of the Company and Philadelphia Choice dated July 15, 1998.

           (o)  AMI MERGER AGREEMENT.   Evidence  satisfactory  to you that the
     AMI Merger Agreement has been rescinded.

4.4. OPINIONS OF COUNSEL.

           You shall have received favorable opinions, dated the Closing Date, from:

           (a) Day, Berry & Howard, counsel for the Obligors, in form and substance acceptable to you, and addressing such other matters incident to the Transaction and the other transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you); and

           (b)  Shearman & Sterling and Squire Sanders & Dempsey, your counsel.

4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

           The purchase of and any payment for the Notes to be purchased by you at the Closing (a) shall be permitted by the applicable laws, statutes, rules and regulations, including without limitation the Communications Act, FCC Rules and those relating to copyright of each jurisdiction to which you are subject,
(b) shall not violate any applicable law, statute, rule or regulation (including, without limitation, Regulation T or Regulation X) and (c) shall not subject you to any tax, penalty or liability under or pursuant to any applicable law, statute, rule or regulation. You shall have received an Officer's Certificate on or prior to the Closing Date, dated the Closing Date, certifying such matters of fact as you may reasonably specify to enable you to determine whether such purchase and payment are so permitted.

4.6. CONSENTS AND APPROVALS.

           Except as set forth on Schedule 4.6, all orders, consents and approvals licenses, validations of any Governmental Authority or public body or authority or any subdivision thereof and any other third party (including, but not limited to, Subsidiaries of the Company) including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (including any MDS, MMDS, ITFS, business radio, earth station or experimental licenses or permits issued by the FCC) (except for filings to perfect security interests granted pursuant to this Agreement or any other Note Document) necessary in connection with any aspect of the Transaction or this Agreement or any other Note Document shall have been obtained (without the imposition of any conditions that are not acceptable to you) and shall remain in full force and effect; and all applicable waiting periods shall have expired without any action being taken by any competent authority.

4.7. PAYMENT OF SPECIAL COUNSEL FEES.

           Without limiting the provisions of Section 14.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of your counsel referred to in Section 4.4(b) and any other professional you may retain in connection with the Transaction.

4.8. CHANGES IN CORPORATE STRUCTURE.

           Except as specified in Schedule 4.8 attached hereto, none of the Obligors shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent audited consolidated financial statements of the Company and its Subsidiaries referred to in Section 5.4(a).

4.9. PROCEEDINGS AND DOCUMENTS.

           All corporate and other proceedings in connection with the Transaction and the other transactions contemplated hereby and all documents and instruments incident to the Transaction and such other transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.10. NO MATERIAL ADVERSE CHANGE.

           (a) In your reasonable judgment, before giving effect to the Transaction, there shall have occurred no Material Adverse Change (or development involving a prospective Material Adverse Change) since June 29, 1998 other than the filing of a petition by the Company under Chapter 11 of the Bankruptcy Code and except as otherwise disclosed to you in writing prior to the Closing Date, PROVIDED that such disclosure is acceptable to you.

           (b) No material adverse change (or development involving a prospective Material Adverse Change) shall have occurred in the loan syndication or financial capital market conditions generally from those in effect on the date of the Commitment Letter which could reasonably be expected to adversely affect the consummation of the transactions contemplated hereunder and thereunder.

4.11. LITIGATION.

           Except as disclosed on Schedule 5.7, there shall exist no action, suit, investigation, litigation or proceeding or counterclaim affecting the Company or any of its Subsidiaries pending or threatened by or before any court or governmental, administrative or regulatory agency or authority, domestic or foreign, seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (a) would restrain, prohibit or impose adverse conditions on your ability to purchase the Notes, (b) could be reasonably likely to have a Material Adverse Effect, or (c) could purport to affect the legality, validity or enforceability of this Agreement or any of the Note Documents.

4.12. CAPITAL STRUCTURE.

           You shall be satisfied with the corporate and legal structure and capitalization of the Company and each of its Subsidiaries, including the terms and conditions of the Charter, bylaws and each class of capital stock of the Company and each of its Subsidiaries and of each agreement or instrument relating to such structure or capitalization.

4.13. DUE DILIGENCE.

           You shall have completed a due diligence investigation of the Company and its Subsidiaries in scope and with results, satisfactory to you and you shall have been given such access to the management, records, books of account, contracts and properties of the Company and its Subsidiaries and shall have received such financial, business and other information regarding the Company and its Subsidiaries as you shall have requested.

4.14. FINANCIAL STATEMENTS.

           The Company shall have delivered pro forma financial statements as to the Company and its Subsidiaries, in a form satisfactory to you.

4.15. KEY MAN LIFE INSURANCE.

           You shall have received evidence satisfactory to you that the Company shall have obtained and pledged to you key man life insurance on Jared Abbruzzese, John Prisco and Bruce Kostreski, in an amount, from an insurance company and on terms acceptable to you.

4.16. APPROVED BUDGET.

           The Company shall have delivered an operating and financial budget for the first fiscal month (or portion thereof) of the Cases and covering the period from the Filing Date through the Maturity Date, which shall set forth on a weekly basis anticipated cash receipts and all Material expenditures proposed to be made during such month and shall be satisfactory in all respects to you and shall be in the form of Exhibit F hereto (as amended, supplemented or otherwise modified hereafter from time to time with your consent the "APPROVED BUDGET").

4.17. RETAINER AMOUNTS.

           You shall have received evidence satisfactory to you that the Company shall have paid retainer amounts to Shearman & Sterling, Squire Sanders & Dempsey and the Agent, in amounts acceptable to you, which shall be held as retainer for services rendered to you in connection with the Transaction and the Note Documents and the transactions contemplated thereby and the Court shall have authorized such payment.

4.18. MARCH 1997 NOTE.

           The March 1997 Note shall have been secured by the Haig Interests pursuant to a pledge agreement in form and substance satisfactory to you and such Note and security shall have been pledged and collaterally assigned to you.

4.19. ESCROW ACCOUNT.

           The Company shall have delivered to you evidence satisfactory to you that the Escrow Account is held by The Chase Manhattan Bank, N.A. in an amount equal to $__________ on the Closing Date.


5.   REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS

           The Company represents and warrants to you that:

5.1. ORGANIZATION; POWER AND AUTHORITY.

           The Company and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and are duly qualified as foreign corporations and are in good standing in each other jurisdiction in which the ownership, lease or operation of their respective property and assets or the conduct of their respective businesses requires such qualification, other than in any such jurisdiction in which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Subject to entry by the Bankruptcy Court of the Interim Order (or the Final Order when applicable), the Company and each of its Subsidiaries have all corporate and other necessary power and authority, and the legal right, to own or to hold under lease the properties they purport to own or hold under lease and to transact the business they transact and propose to transact. Subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the Company and each of its Subsidiaries has all corporate and other necessary power and authority, and the legal right, to execute and deliver this Agreement, the Notes and the other Note Documents to which it is or is to be a party, and to perform its obligations hereunder and thereunder and to consummate the Transaction. All of the outstanding capital stock of the Company and its Subsidiaries has been validly issued, is fully paid and non-assessable.

5.2. AUTHORIZATION, ENFORCEABILITY, ETC.

           This Agreement and each of the other Note Documents have been duly authorized by all necessary corporate action (including, without limitation, all necessary shareholder action) on the part of each of the Obligors intended to be a party thereto. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been, and each of the other Note Documents, when delivered hereunder, will have been, duly executed and delivered by each of the Obligors intended to be a party thereto. This Agreement constitutes, and each of the other Note Documents, when delivered hereunder will constitute, the legal, valid and binding obligation of each of the Obligors intended to be a party thereto, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law and the Orders.

5.3. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

           (a) Schedule 5.3 attached hereto sets forth (i) all of the Subsidiaries of each Obligor , (ii) CS Wireless and (iii) TelQuest as of the Closing Date, showing, as to each such Subsidiary, CS Wireless and TelQuest, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class of its capital stock or similar equity interests or membership interests outstanding as of the Closing Date that are owned by such Obligor and/or one or more of its Subsidiaries.

           (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary, CS Wireless and TelQuest referred to in
Schedule 5.3 attached hereto as being owned by such Obligor and/or one or more of its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Obligor and/or one or more of its Subsidiaries free and clear of all Liens, except for the Liens created under the Collateral Documents and Liens disclosed on Schedule 9.2(iii).

           (c) Except for the Seller Restricted Subsidiaries, neither any Subsidiary nor CS Wireless nor TelQuest is a party to or otherwise subject to any legal restriction or any agreement (other than the Collateral Documents and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary, CS Wireless or TelQuest to pay dividends out of profits or make any other similar distributions of profits to such Obligor or any of its Subsidiaries that owns shares of capital stock of or similar equity interests in such Subsidiary.

5.4. FINANCIAL STATEMENTS.

           (a) The audited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1998 and the audited consolidated statements of earnings and cash flows of the Company and its Subsidiaries for the fiscal years ended March 31, 1997, and March 31, 1998, in each case including the related schedules and notes, copies of each of which have previously been furnished to each Purchaser, (i) have been audited by independent public accountants acceptable to you, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods.

           (b) The unaudited consolidating balance sheet of the Company and its Subsidiaries as of June 30, 1998 and the unaudited consolidating statements of earnings and cash flows of the Company and its Subsidiaries for the six months ended June 30, 1998 in each case including the related schedules and notes, copies of each of which have previously been furnished to each Purchaser, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods.

           (c) Since June 30, 1998, except as otherwise disclosed to you in writing prior to the Closing Date (PROVIDED that such disclosure is acceptable to you), there has been no sale, transfer or other disposition by the Company or any of its Subsidiaries of any material part of the business or property and assets of the Company and its Subsidiaries, taken as a whole, except for sales of inventory and other assets in the ordinary course of business, and no purchase or other acquisition by any of them of any business or property or assets (including, without limitation, any shares of capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its Subsidiaries, taken as a whole, except for purchases of raw materials, inventory and other property and assets in the ordinary course of business, in each case, which is not reflected in the financial statements referred to in this Section 5.4 or in the notes thereto and has not otherwise been disclosed in writing to each of the Purchasers on or prior to the date of this Agreement.

           (d) Since June 29, 1998, other than the filing of a petition by the Company under Chapter 11 of the Bankruptcy Code and except as otherwise disclosed to you in writing prior to the Closing Date (PROVIDED that such disclosure is acceptable to you), there has been (i) no Material Adverse Change, and (ii) no development or event relating to or affecting the Company or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, other than the commencement of the Cases.

5.5. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

           (a) Except as set forth on Schedule 4.6 and upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, where applicable), the execution, delivery and performance by each of the Obligors of each of the Note Documents to which it is or is to be a party and the consummation of the Transaction and the other transactions contemplated hereby do not and will not
(i) contravene such Obligor's charter or bylaws (or equivalent organizational documents), (ii) violate any law, statute, rule or regulation, including without limitation the Communications Act, FCC Rules and those relating to copyright, or any order, writ, judgment, injunction, decree, determination or award in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, including, without limitation, mortgage, deed of trust, lease or other instrument entered into after the Filing Date binding on or affecting any Obligor, any of its Subsidiaries, CS Wireless, TelQuest, or any of their properties in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or
(iv) except for the Liens created under the Collateral Documents or the Orders, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or revenues of any Obligor or any of its Subsidiaries. Neither any Obligor nor any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (b) Except as disclosed on Schedule 4.6, all Channel Licenses, FCC Licenses and Related Facility Licenses are in full force and effect and there are no pending or threatened complaints, investigations, inquiries or proceedings by or before the FCC or other Governmental Authority or any actions or events that (i) could result in the revocation, cancellation, adverse modification or non-renewal of any Channel License, FCC License, or Related Facility License or the imposition of a material fine or forfeiture, (ii) materially impair the Company's or any of its Subsidiaries' ability to develop or operate any of the Channels or Systems, or (iii) otherwise result in a Material Adverse Change. The Systems, Channels, Channel Licenses, FCC Licenses, and Related Facilities are currently providing and, to the knowledge of the Company, have been providing service to the public (rather than a test signal or color bar) and are being operated and/or developed in material compliance with the respective FCC License, Channel License, Related Facility License, and other Permits and with all other Legal Requirements.

           (c) Except as set forth on Schedule 4.6, all material reports and other documents required to be filed with the FCC or other Governmental Authority with respect to the Systems, Channels, Channel Licenses, FCC Licenses, Booster Licenses, System Agreements, and Channel Leases have been timely filed, including, without limitation certifications of completion of construction. Notwithstanding anything contained herein to the contrary, to the knowledge of the Company, except as set forth on Schedule 4.6, there have been no failures to make filings with the FCC or any Governmental Authority at any time that would reasonably be likely to have a material adverse effect on any of the Channels, Channel Licenses, FCC Licenses, System Agreements, or Systems, or any of the Company or any of its Subsidiaries, or what would reasonably be likely to result in the imposition of a material fine or forfeiture, including copyright filings, extension requests, and reports required by Sections 21.11(a), 21.911 and 21.920 of the FCC Rules.

5.6. GOVERNMENTAL AUTHORIZATIONS, ETC.

           Except as set forth on Schedule 4.6 and the entry of the Orders by the Bankruptcy Court, no order, consent, approval, license, validation or authorization of, or registration, filing or declaration with, or any exemption by any Governmental Authority or public body or authority or any subdivision thereof or any other third party including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (including any MDS, MMDS, ITFS, business radio, earth station or experimental licenses or permits issued by the FCC) (except for filings to perfect security interests granted pursuant to this Agreement or any other Note Document) is required for (a) the due execution, delivery, recordation, filing or performance by any Obligor of this Agreement or any other Note Document to which it is or is to be a party, or for the consummation of any aspect of the Transaction or the other transactions contemplated hereby,
(b) the grant by any Obligor of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof), except for the filing of the financing statements or the equivalent thereof referred to in Section 4.3(a). The Interim Order has been entered and has not been amended, stayed, vacated or rescinded.

5.7. LITIGATION.

           (a) Except as disclosed in Schedule 5.7, there are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Obligors, threatened against or affecting the Company or any of its
Subsidiaries or any property or revenues of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect this Agreement, any of the other Note Documents, the Transaction or any of the other transactions contemplated hereby.

           (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgement decree or ruling of any count, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.8. TAXES.

           (a) The Company and each of its Subsidiaries have filed or caused to be filed all United States federal income tax returns and all other tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all taxes shown to be due and payable on any assessments of which the Company or any such Subsidiary, as the case may be, has received notice and all other taxes, assessments, levies, fees and charges imposed upon it or any of its properties, assets, income or franchises, to the extent such taxes, assessments, levies, fees and charges have become due and payable and before they have become delinquent, except for any tax, assessment, levy, fee or charge (i) the amount of which is not, either individually or in the aggregate, Material or (ii) the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither the Company nor any of the its Subsidiaries knows of any basis for any other tax, assessment, levy, fee or charge that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (b) The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state, local, foreign or other taxes for all fiscal periods through June 30, 1998 are adequate.

           (c) The United States federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid, or the time for audit has expired, for all fiscal years of the Company through the fiscal year ended August 31, 1993.

           (d) Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has provided, with respect to itself or to any property held by it, any consent under Section 341 of the Internal Revenue Code.

5.9. TITLE TO PROPERTY; LEASES.

           Each Obligor and each of its Subsidiaries have good and sufficient title to, or a valid and enforceable leasehold interest in, all of the Collateral owned by them and all of their other respective property and assets that, either individually or in the aggregate, are Material, in each case free and clear of all Liens other than the Liens expressly permitted under this Agreement. All leases (other than Channel Leases and the Tower Site Leases) under which each Obligor or any of its Subsidiaries are a lessor or a lessee that, either individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

5.10. LICENSES, PERMITS, ETC.

           Except as disclosed in Schedule 5.10 attached hereto:

           (a) the Company and each of its Subsidiaries own or possess all licenses (other than FCC Licenses), permits, franchises, authorizations, consents and approvals and all patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary to own or lease and operate their respective properties and assets and to transact their respective businesses as now conducted or as proposed to be conducted and, either individually or in the aggregate, are Material. Except as set forth in Schedule 5.7 attached hereto, no claim of any Person is pending or, to the best knowledge of any Obligor, is threatened challenging the use of any such license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right, or the validity or effectiveness thereof, except for any such claim that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

           (b) no product of any Obligor or any of its Subsidiaries infringes on any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, except for any such infringement that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

           (c) to the best knowledge of each of the Obligors, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, consent, approval, patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any such Subsidiary, except for any such violation that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.11. SECURITY INTERESTS, ETC.

           The Collateral Documents create a valid and perfected first priority lien on and security interest in the Collateral in favor of the Agent for the benefit of the Secured Parties, securing the payment of all of the Secured Obligations, and all of the shares of capital stock of each of the Subsidiaries of the Company that are purported to comprise part of the Collateral have been delivered to the Agent, together with undated stock powers executed in blank, and all filings and other actions necessary or desirable to perfect and protect such lien and security interest have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Note Documents.

5.12. COMPLIANCE WITH ERISA.

           (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with its terms and with the provisions of ERISA and all other applicable laws, except to the extent such noncompliance, either individually or in the aggregate, has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

           (b) During the immediately preceding five-year period: (i) no Termination Event has occurred or could reasonably be expected to occur with respect to any Plan that has resulted in or could reasonably be expected to result in any Material liability of any Obligor or any ERISA Affiliate to a Plan or to the PBGC; (ii) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, has occurred with respect to any Plan; and (iii) no Lien in favor of the PBGC or a Plan has arisen or could reasonably be expected to arise on account of any Plan.

           (c) Neither any Obligor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Internal Revenue Code that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (d) The present value of all "benefit liabilities" under all of the Plans (other than Multiemployer Plans), determined as of the end of each such Plan's most recently completed plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, whether or not vested, did not exceed the aggregate current value of the assets of all such Plans allocable to such benefit liabilities by more than $1,000,000 in the aggregate.

           (e) Neither any Obligor nor any ERISA Affiliate has incurred or, to the best knowledge of the Obligors, could reasonably be expected to incur any Withdrawal Liability in respect of any Multiemployer Plan or any Multiple Employer Plan. Neither any Obligor nor any ERISA Affiliate would become subject to any Withdrawal Liability if any such Obligor or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans and all Multiple Employer Plans as of the most recently completed valuation date. Neither any Obligor nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is being terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Obligors, reasonably expected to be in reorganization, insolvent or terminated.

           (f) To the best knowledge of each Obligor and each ERISA Affiliate, no prohibited transaction (within the meaning of Section 406 of the Internal Revenue Code) or breach of fiduciary responsibility has occurred with respect to any Plan which has subjected or may subject any Obligor or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or
Section 4975 of the Internal Revenue Code, or under any agreement or other instrument pursuant to which any Obligor or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (g) None of the execution and delivery of this Agreement, the issuance and sale of the Notes hereunder or the consummation of any aspect of the Transaction will involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code. The representation by the Obligors in the first sentence of this Section 5.12(g) is made in reliance upon and is subject to (i) the accuracy of your representation in Section 6.3 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

5.13. PRIVATE OFFERING BY THE COMPANY.

           (a) Neither the Company nor any Person acting on its behalf has directly or indirectly offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you. Neither the Company nor any Person acting on its behalf has taken, or will take, any action that would subject the issuance and sale of the Notes to the registration requirements of Section 5 of the Securities Act.

           (b) Neither any Obligor nor any Person acting on its behalf has directly or indirectly offered or sold the Notes by any form of general solicitation or general advertising (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising).

5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

           (a) The proceeds received from the sale of the Notes to the Purchaser will be used solely (i) to provide working capital for the Company and its Subsidiaries in accordance with the Approved Budget or as the Purchaser may otherwise agree in writing, (ii) to make other expenditures as may be authorized and approved by an order of the Bankruptcy Court as reasonable, necessary costs and expenses of preserving or disposing of the properties and interests in the property of the Company and its Subsidiaries and (iii) to pay those fees and disbursements which are allowed by the Bankruptcy Court and paid by the Company to the Company=s professionals and any fees and disbursements paid to the Agent, the Purchaser and their professionals in accordance with this Agreement; PROVIDED that no amounts shall be paid pursuant to this Section 5.14(a) for fees and disbursements in connection with any proceeding commenced, including, without limitation, any motion or other pleading filed to contest
(A) the attachment, perfection or priority of the Liens created by the Note Documents or the Pre-Petition Note Documents, (B) the validity, binding effect or enforceability of the Note Documents or the Pre-Petition Note Documents, or
(C) any other rights or interests of the Purchaser under the Note Documents or the Pre-Petition Note Documents; other than, in each case, for reasonable fees and expenses of professionals retained by the Unofficial Noteholders= Committee or by an official committee, if one is appointed, and approved by the Bankruptcy Court (without duplication), for prechallenge investigative work regarding the prepetition Liens of the Purchaser or for contesting any provision of the Note Documents.

           (b) No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. Upon your request, each Obligor will furnish you with a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Notes was or will be incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) or any "margin security" (within the meaning of Regulation T). Margin stock does not constitute more than 25% of the value of the consolidated property and assets of the Company and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or Regulation T, Regulation U or Regulation X.

5.15. STATUS UNDER CERTAIN STATUTES.

           (a) Neither the Company nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Act of 1935, as amended, or the Federal Power Act, as amended.

           (b) Neither the Company nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). Neither the sale and purchase of the Notes nor the application of the proceeds therefrom or repayment thereof by the Company, nor the consummation of the Transaction or any of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

           (c) Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" (each within the meaning of the Public Utility Holding Company Act of 1935, as amended).

           (d) The Company and each of its Subsidiaries are current with all reports and documents, if any, required to be filed with any federal or state securities commission or similar agency and are in full compliance with all applicable rules and regulations of such commissions, except where the failure to so comply, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16. FOREIGN ASSETS CONTROL REGULATIONS, COMMUNICATIONS ACT, ETC.

           (a) Neither the issue and sale of the Notes by any Obligor nor the use of the proceeds therefrom will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

           (b) Each license, permit and other authority issued, granted, approved or otherwise authorized by the FCC for the benefit of the Company or any of its Subsidiaries is in good standing unimpaired by any act or omission of the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. None of the Company or any of its Subsidiaries is the subject of any outstanding citation, order or investigation by the FCC that could result in any termination or forfeiture of any FCC License or any monetary forfeiture or could result in any other Material Adverse Effect and, to the knowledge of any Obligor, no such citation, order or investigation is contemplated by the FCC. The Company and its Subsidiaries have filed all reports and applications required to be filed by the FCC or the Communications Act, except where the failure to file could not result in any termination, forfeiture or Material Adverse Effect, and have paid all fees required to be paid by the FCC or the Communications Act.

5.17. ENVIRONMENTAL MATTERS.

           (a) The operations and properties (whether owned or leased) of the Company and each of its Subsidiaries comply with all Environmental Laws and Environmental Permits, and all necessary Environmental Permits have been obtained and are in effect for all of the operations and properties of the Company and each such Subsidiary, except to the extent that the failure to so comply or to obtain such Environmental Permit, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All past noncompliance with any such Environmental Laws or Environmental Permits has been resolved without ongoing Material obligations or costs to the Company or any of its Subsidiaries. No circumstances exist that, either individually or in the aggregate, could reasonably be expected to (i) form the basis of an Environmental Action against the Company or any of its Subsidiaries, or any of their respective properties, that, either individually or in the aggregate, could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

           (b) None of the properties owned or operated by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the best knowledge of the Obligors, is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Obligors, on any property formerly owned or operated by the Company or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property owned or operated by the Company or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property owned or operated by the Company or any of its Subsidiaries in any manner that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (c) Neither the Company nor any of its Subsidiaries is undertaking, nor has any of them completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, excluding, however, any such release, discharge or disposal the consequences of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by the Company or any of its Subsidiaries have been disposed of in a manner that does not violate or, to the best knowledge of the Obligors, could not reasonably be expected to give rise to liability under, any applicable Environmental Law, except to the extent that such generation, use, treatment, handling, storage or transportation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           (d) Neither the Company nor any of its Subsidiaries has received any notice from any Governmental Authority regarding any violation or alleged violation of, noncompliance or alleged noncompliance with, or liability or potential liability under or in respect of, any Environmental Law or Environmental Permit by it or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, except for any such notice or threatened notice that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.18. NO BURDENSOME AGREEMENTS.

           Neither the Company nor any of its Subsidiaries is a party to any indenture, loan or credit agreement, lease or other agreement or instrument or subject to any law, rule, regulation or statute or any charter or corporate or other similar restriction that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, except as has been disclosed to you in writing prior to the date of this Agreement.

5.19. EXISTING INDEBTEDNESS; FUTURE LIENS.

           (a) Schedule 5.19 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of the Closing Date, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Company or any such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

           (b) Neither the Company nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property or assets, whether now owned or hereafter acquired, to be subject to a Lien not expressly permitted under Section 9.2.

5.20. FCC LICENSES; CHANNEL LEASES; SYSTEM AGREEMENTS; AND THE SYSTEMS.

           (a) Schedule 5.20(a) sets forth a description of each of the markets in which the Company and each of its Subsidiaries has an Operating System as of the Closing Date.

           (b) Schedule 5.20(b) lists all System Agreements other than FCC Licenses and Channel Leases. Except as set forth in Schedule 5.20(b), (A) each System Agreement constitutes a legal, valid, and binding obligation of the Company or its Subsidiary that is a party thereto and is in full force and effect and materially complies with all applicable Legal Requirements and has been filed with the FCC to the extent required by the FCC Rules, and no other approval, application, filing, registration, consent, or other action of any Governmental Authority is required to enable the Company or any of its Subsidiaries to operate under such System Agreement to recognize the benefits thereunder, or to comply with applicable Legal Requirements; (B) none of the Company or its Subsidiaries has assigned its rights and interests under any System Agreement to any other Person; (C) none of the Company or any of its Subsidiaries is in material breach or default under any such System Agreement, which breach or default could result in the termination, impairment, or forfeiture of any rights under or any payments being made with respect to any such System Agreement, nor has an event occurred with respect to any System Agreement which (whether with or without notice, the lapse of time, or the happening or occurrence of any other event) would constitute a breach or default under such System Agreement; (D) to the knowledge of the Company, no third party has any rights to assert any interest in any System Agreement or the rights and benefits granted to the Company or any of its Subsidiaries pursuant thereto; (E) there are no contractual restrictions relating to any such System Agreement that reasonably could be expected to materially adversely affect or delay the Collocation of the Channels at their respective Collocation Sites or the implementation of digital technology or Alternative Use services;
(F) there are no material provisions of any such System Agreements that are the subject of negotiation nor has any party to any such System Agreement requested the renegotiation of any material term thereof; (G) none of the System
Agreements contain a put or call option with respect to the subject matter thereof; and (H) none of the System Agreements contains any restriction on the assignment of any System Agreement or the granting of a lien or the placing of an encumbrance on the transmission equipment by the Company or any of its Subsidiaries that is a party thereto in accordance with the terms of the Note Documents or any provisions granting the other party thereto the right to terminate the System Agreement upon a change in control of the Company. The Company has delivered to you complete and accurate copies of each of the System Agreements and none of such have been amended in any respect.

           (c) Schedule 5.20(c) lists all Channel Leases and the monthly payment obligations thereunder. Except as set forth in Schedule 5.20(c), (A) each Channel Lease constitutes a legal, valid, and binding obligation of the Company or its Subsidiary that is a party thereto and is in full force and effect and materially complies with all applicable Legal Requirements and has been filed with the FCC, to the extent required by the FCC Rules, and no other approval, application, filing, registration, consent or other action of any Governmental Authority is required to enable the Company or any of its Subsidiaries to operate under such Channel Lease to recognize the benefits thereunder, or to comply with applicable Legal Requirements; (B) none of the Company or any of its Subsidiaries has assigned its rights and interests under any Channel Lease to any other Person; (C) none of the Company or its Subsidiaries is in material breach or default under any such Channel Lease, which breach or default could result in the termination, impairment, or forfeiture of any rights under or any payments being made with respect to any such Channel Lease, nor has an event occurred with respect to any Channel Lease which (whether with or without notice, the lapse of time, or the happening or occurrence of any other event) would constitute a breach or default under such Channel Lease; (D) to the knowledge of the Company, no third party has any rights to assert any interest in any Channel Lease or the rights and benefits granted to the Company or any of its Subsidiaries pursuant thereto; (E) there are no contractual restrictions relating to any such Channel Lease that reasonably could be expected to materially adversely affect or delay the Collocation of the Channels at their respective Collocation Sties or the implementation of digital technology or Alternative Use services; (F) there are no material provisions of any such Channel Lease that are the subject of negotiation nor has any party to any such Channel Lease requested the renegotiation of any material term thereof; (G) none of the Channel Leases contain a put or call option with respect to the subject matter thereof; and
(H) none of the Channel Leases contains any restriction on the assignment of any Channel Lease or the granting of a lien or the placing of an encumbrance on the transmission equipment by the Company or any of its Subsidiaries that is a party thereto in accordance with the terms of the Note Documents or any provisions granting the other party thereto the right to terminate the Channel Leases upon a change in control of the Company. The Company has delivered to you complete and accurate copies of each of the Channel Leases and none of such have been amended in any respect.

           (d) Schedule 5.20(d) lists all FCC Licenses and applications for FCC Licenses. As of the Closing date, except as set forth in Schedule 5.20(d),
(A) each of such FCC Licenses constitutes a legal, valid, and binding obligation of the Company or its Subsidiaries and is in full force and effect;
(B) neither the Company nor any of its Subsidiaries has assigned its rights and interest under any of the FCC Licenses or any application for an FCC License;
(C) neither the Company, any of its Subsidiaries nor any lessor under any Channel Lease, as the case may be, is in violation of the terms under the corresponding FCC License, which violation could result in the termination or forfeiture of any rights under or any payments being made with respect to such FCC License, nor has an event occurred with respect to any of the FCC Licenses which (whether with or without notice, the lapse of time, or the happening or occurrence of any other event) would constitute such a violation of the terms of such FCC License that could result in the termination or forfeiture of such FCC License; (D) to the knowledge of the Company, except with respect to the lessors under the Channel Leases, no third party has any rights to assert any interest in any of the FCC Licenses or applications for FCC Licenses; and (E) there are no contractual restrictions relating to any of the FCC Licenses which reasonably could be expected to materially adversely affect the Collocation of the Channels that are the subject thereof at their respective Collocation Site or the implementation of an Alternative Use. The Company has delivered to you complete and accurate copies of each of the FCC Licenses and none of them have been amended in any respect.

           (e) Schedule 5.20(e) accurately lists, with respect to each of the Systems, all Channels, and accurately describes the following:

           (i) the status of each FCC License, Channel License, and Booster License, and, for the System relative to Boston, Massachusetts, any other Related Facility License including (A) the expiration date of the license,
     (B) the renewal deadline and any pending construction deadline and the status of compliance therewith (including whether one or more extensions of the filing deadline have been requested or obtained), (C) the status of any pending applications (including assignment and transfer of control applications) including whether the application has been accepted for filing by the FCC and any pending deadline for filing timely petitions to deny such FCC applications, (D) whether there are any threatened or pending interference issues, petitions to deny, informal objections, competing or conflicting applications, outstanding no-objection letters, comments or waiver requests, and (E) the status of the request for a protected service area or other interference protection;

           (ii) the status of each Collocation Application, Booster Application and Alternative Use Application and any amendments thereto, including (A) the relevant Collocation Site or other transmission site and proposed technical parameters and conditions for analog and digital operations, (B) whether the application has been accepted for filing by the FCC, (C) whether there are any threatened or pending interference issues, petitions to deny, informal objections, competing or conflicting applications, outstanding no-objection letters, outstanding consent letters, comments or waiver requests, and (D) the status of the request for a protected service are or other interference protection; and

           (iii) the market trials and operations that the Company or any of its Subsidiaries are conducting, or intend to conduct pursuant to the Approved Budget, with respect to Alternative Uses of the Channels or the Systems and identifies the relevant authorizations used, or to be used, in conjunction with such trial and operations and the conditions contained therein.
           (f) Complete and correct copies of all of the Permits, Facilities Location Applications and Alternative Use Applications and amendments thereto (with the FCC file date stamped thereon), Channel Licenses, Related Facilities Licenses, FCC Licenses and material related thereto, including pending applications filed with the FCC relating to the Systems and other Permits owned, held or possessed by the Company and any of its Subsidiaries have been provided to you.

           (g) Except as set forth on Schedule 5.20(g) and except for Channel Licenses held by third parties, with respect to each of the Systems, all of the assets, Permits, and System Agreements relating to each System are owned by one or more of the Company and its Subsidiaries.

           (h) Except as disclosed in Schedule 5.20(h), (i) the Company and each of its Subsidiaries have obtained and possesses all System Agreements, patents, copyrights, certificates of confirmation, licenses, permits, trademarks, and trade names, or rights thereto, necessary to conduct its business as currently conducted by the Company and each of its Subsidiaries and none of the Company and each of its Subsidiaries are in violation of any valid rights of others with respect to any of the foregoing; (ii) no other license, permit or franchise is necessary to the operation by the Company or any of its Subsidiaries of the Systems as conducted or proposed to be conducted pursuant to the Approved Budget; and (iii) the Company and each of its Subsidiaries have obtained and possess or applied for all licenses, and have obtained and possess all leases, conduit use, equipment rental and microwave or satellite relay agreements necessary for the operation of the Systems as required by the System Agreements.

5.21. INTERFERENCE.

           Except as set forth on Schedule 5.21, neither any of the Company, any of its Subsidiaries, nor any Licensee of a Channel has accepted or will accept any electrical interference from any source that is likely to result in material adverse electrical interference to any of the Channels in any of the Systems now operating or expected to be operated, including the BTA Authorizations or any newly licensed Channel in any BTA in which any System operates or the Company or any of its Subsidiaries expect to operate. Except as set forth in Schedule 5.21, neither any of the Company, any of its Subsidiaries, nor any Channel Licensee is likely to experience interference from any source authorized by the FCC to its presently authorized facilities in an analog or digital mode or to any facilities that it proposes to construct pursuant to an application # currently pending before the FCC.

5.22. LINE OF SITE HOUSEHOLDS.

           Schedule 5.22 lists the number of line of sight households for each of the Systems and describes any material assumptions for arriving at such determinations.

5.23. LEASE AGREEMENTS.

           (a) Schedule 5.23 accurately and completely lists and sets forth a description (including location of premises, term and assignability) of the Tower Site Leases and office and studio space and the same constitute the only Tower Site Leases and other leases necessary in connection with the conduct of business by the Company and any of its Subsidiaries as currently conducted. Each of the Company and its Subsidiaries enjoys quiet possession under all leases (including Tower Site Leases) to which it is a party as lessee, and all of such leases are valid, subsisting, and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

           (b) All of the existing towers owned by the Company or its Subsidiaries and, to the best of each Obligor's knowledge, all of the other existing towers, used in the operation of the Systems are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA or FCC. To the best knowledge and good faith belief of the Company and its Subsidiaries, appropriate notification to the FAA has been filed for each tower where required by the rules and regulations of the FAA or FCC.

5.24. EMPLOYEE CONTRACTS; BOARD OF DIRECTORS.

           (a) There are no employment agreements or other compensation arrangements (including the setting of targets for the payment of bonuses) with any officer of the Company or any of its Subsidiaries except for the Employment Agreements and as disclosed in Schedule 5.24(a) hereto.

           (b)  Set forth on Schedule 5.24(b)  is  a  true and complete list of
(a) the Board of Directors of CS Wireless and (b) the Members and the members of the Governing Board of TelQuest.

5.25. SUBSIDIARIES WITHOUT ASSETS OR LIABILITIES.

           Set forth on Schedule 5.25 is a true and complete list of each "shell" corporation formed for the benefit of the Company in connection with certain financing arrangements between the Company and Foothill Corporation and having no assets or liabilities and for which there are no shares of capital stock, subscriptions or other offers to purchase shares, currently outstanding or contemplated as of the Closing Date.

5.26. MAINTENANCE OF SEPARATENESS.

           Each of the Company and each of its Subsidiaries has conducted its dealings with each of its Subsidiaries on an independent and arm's-length basis and has observed and maintained, its separate identity from that of each of its Subsidiaries by (i) not allowing its funds or other assets to be commingled with the funds or other assets of any of its Subsidiaries, (ii) maintaining separate corporate and financial records from those of each of its Subsidiaries and observing all corporate formalities, including corporate minute books and acting pursuant to corporate resolutions, (iii) paying its liabilities from its own assets, (iv) maintaining bank accounts and accounting systems separate from those of each of its Subsidiaries and (v) conducting its dealings with third parties in its own name and as a corporate entity separate and distinct from each of its Subsidiaries.

5.27. MATERIAL CONTRACTS.

           Set forth on Schedule 5.27 is a complete and accurate list of all Material Contracts of each Obligor, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

5.28. ACCOUNTS.

           Neither the Company nor any of its Subsidiaries has any deposit accounts or other checking or operating accounts other than the accounts listed on the attached Schedule 5.28.

5.29. LIENS.

           There are no Liens of any nature whatsoever on any properties of the Company or its Subsidiaries other than (i) Permitted Liens, and (ii) Liens created pursuant to the Note Documents. The Liens granted by the Company or its Subsidiaries to the Agent pursuant to the Collateral Documents are, or upon the Closing Date will be, duly perfected Liens on the Collateral, subject only to Permitted Liens. The Company is not a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on the property or assets of the Company, other than Permitted Liens, or otherwise result in a violation of this Agreement.

5.30. THE ORDERS.

           As of the Closing Date, the Interim Order has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect.

5.31. YEAR 2000 COMPLIANCE.

           Any reprogramming required to permit the proper functioning in and following the year 2000 of (i) the computer systems of the Company or any of its Subsidiaries and (ii) the equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Company or any of its Subsidiaries interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by July 1, 1999. The cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company or any of its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in the occurrence of a Default or Event of Default or have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are, and with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Company and its Subsidiaries to conduct its business without the occurrence of a Material Adverse Effect.

6.   REPRESENTATIONS OF THE PURCHASER.

6.1. PURCHASE FOR INVESTMENT.

           You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof; PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by applicable law, and that the Company is not required to register the Notes.

6.2. ACCREDITED INVESTOR.

           You are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and by reason of your business and financial experience, and the business and financial experience of those Persons retained by you to advise you with respect to your investment in the Notes, you, together with such advisors, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. You are not purchasing the Notes in reliance upon any investigation made by any other Person.

6.3. SOURCE OF FUNDS.

           You represent that at least one of the following statements is an accurate representation as to each source of funds (a "FUNDS SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

           (a) the Funds Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Parts I(c) and I(g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns more than a 5% interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans the assets of which are included in such investment fund have been disclosed to the Company in writing pursuant to this Section 6.3(a); and

           (b) the Funds Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.


7.   PREPAYMENTS AND REPURCHASES OF THE NOTES.

7.1. INTEREST; REQUIRED PREPAYMENTS.

     (a) The Company shall pay interest on the unpaid principal amount of each Note from the date of issuance of such Note until the Maturity Date at the following rates per annum on the Maturity Date:

           (i) if the Company shall have delivered evidence satisfactory to you that it has received a fully executed commitment for exit financing, in an amount and on terms and conditions acceptable to you in your sole discretion, in connection with the consummation of the Reorganization Plan (the AEXIT FINANCING COMMITMENT@) before the date that is six weeks following the Closing Date, a rate per annum equal to 12%; or

           (ii) if the Company shall not have delivered an Exit Financing Commitment before the date that is six weeks following the Closing Date, a rate per annum equal to 13%.


           (b) The Company will prepay the aggregate principal amount of all of the Notes outstanding on such date at 100% of the aggregate principal amount of the Notes so prepaid together with all interest accrued and unpaid thereon to the date of such prepayment upon receipt of the Net Cash Proceeds (i) from the sale of assets of the Company (excluding such sales in the ordinary course of business and sales permitted under Sections 9.5(b)(ii) and (iv) so long as the proceeds of such sale are used in accordance with the Approved Budget),
(ii) of Extraordinary Receipts unless used in accordance with the Approved Budget and (iii) from all proceeds from the issuance of additional debt (subject to Section 7.2 below) or equity permitted under this Agreement. The aggregate outstanding principal amount of the Notes, together with all interest accrued and unpaid thereon, shall be due and payable by the Company on the Maturity Date and the Purchaser shall be entitled to immediate payment of such amount, without further application to the Bankruptcy Court. Upon and during the continuance of an Event of Default, the Obligors shall pay interest at the Default Rate.

7.2. OPTIONAL PREPAYMENTS.

           (a)  The  Company  may,  at its option, upon notice as  provided  in
Section 7.2(b), prepay at any time all, or from time to time any part of, the Notes, in an aggregate principal amount of not less than $250,000 or integral multiples of $50,000 in excess thereof (or, if less, the remaining aggregate principal amount of the Notes outstanding at such time), at 100% of the aggregate principal amount of the Notes so prepaid.

           (b) The Company will give each holder of Notes written notice of each optional prepayment under this Section 7.2 not less than one business day and not more than 10 business days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 7.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid and shall state that such prepayment is to be made pursuant to this Section 7.2.

7.3. ALLOCATION OF PARTIAL PREPAYMENTS.

           In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated (in integral multiples of $1,000) among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

7.4. MATURITY; SURRENDER, ETC.

           In the case of each prepayment of Notes pursuant to this Section 7, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or repurchased principal amount of any Note.

7.5. PURCHASE OF NOTES.

           The Company will not and will not permit any of its Subsidiaries or Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or, prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any of its Affiliates pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and no Notes may be issued in substitution or exchange for any such Notes.

7.6. PRIORITY

           The Company hereby covenants, represents and warrants (a) that, upon the entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Company and the Obligors hereunder and under the other Note Documents, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Super-priority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all of the Collateral that is not otherwise encumbered by a Permitted Lien or any other Lien permitted by this Agreement and (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected second priority Lien upon all Collateral that is subject to a Permitted Lien or other Lien permitted by this Agreement, including, without limitation, valid and perfected Liens in existence on the Filing Date (other than property that is subject to Liens securing obligations under the Existing Note Purchase Agreement, all of which Liens shall continue to secure the Company=s Obligation under the Notes) or valid Liens perfected (but not granted) thereafter to the extent such post-Filing Date perfection in respect of a pre-Filing Date claim is expressly permitted under the Bankruptcy Code, subject and subordinate in each case with respect to subclauses (i) through
(iii) above, only to (x) following the occurrence and during the continuance of a Default or an Event of Default, the payment (as the same may be due and payable) of professional fees and disbursements allowed by order of the Bankruptcy Court and incurred by the Company or Philadelphia Choice and the Unofficial Noteholders= Committee or any statutory committee of unsecured creditors appointed in the Cases, without duplication, in an aggregate amount not to exceed $1,000,000 (in addition to compensation previously specifically awarded by order of the Bankruptcy Court whether or not paid) and (y) the payment of unpaid fees pursuant to 28 U.S.C. ' 1930 and any fees payable to the Clerk of the Bankruptcy Court (collectively, the ACARVE-OUT@) and (b) except as provided in clause (a) above, that, upon the execution and delivery of the Note Documents, the Obligations of the Obligors (other than Philadelphia Choice) hereunder and under the Note Documents shall at all times be secured by a perfected first priority Lien on all Collateral that is not otherwise encumbered by a valid and perfected Lien constituting a Permitted Lien or otherwise permitted under this Agreement. You agree that so long as no Default or Event of Default shall have occurred and be continuing, the Company and Philadelphia Choice shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid shall not reduce the Carve-Out.

7.7. EXIT FINANCING

           The Company agrees that the Purchaser shall have the right, but not the obligation, in its sole discretion, to assume up to 35% of any commitment by another lender or lenders for exit financing in connection with the consummation of the Reorganization Plan. The right of the Purchaser under this
Section 7.7 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement and, in respect of any Person who was at any time a purchaser or in whose name or for whose benefit such Person held any Note, the date on which such Person no longer holds, or no longer holds in the name of or for the benefit of such other Person, any Note.


8.   AFFIRMATIVE COVENANTS.

           From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will perform and comply with each of the following covenants:

8.1. FINANCIAL AND BUSINESS INFORMATION.

           The Company will furnish to each holder of Notes without cost to you:

           (a) REQUESTED INFORMATION. With reasonable promptness, any information relating to the financial condition, business, operations, assets, liabilities or properties of the Company or any of its
     Subsidiaries, including but not limited to information regarding FCC activity or relating to the ability of any Obligor to perform its obligations under any of the Note Documents to which it is a party as from time to time may be reasonably requested by any such holder of Notes, including, without limitation, all monthly bank statements of the Company and its Subsidiaries.

           (b) AUDITOR'S REPORTS. Promptly upon receipt thereof, copies of all "management letters" or other written reports submitted to the Company or any of its Subsidiaries by any independent certified public accountants of the Company or any such Subsidiary in connection with each annual, interim or special audit of its financial statements made by such accountants (including, without limitation, any comment letter submitted by such accountants to management of the Company or any such Subsidiary in connection with their annual audit and any reports addressing internal accounting controls of the Company or any such Subsidiary submitted by such accountants), and, promptly upon completion thereof, copies of any response report from the Company or any such Subsidiary to such accountants.

           (c) SEC AND OTHER REPORTS. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and any reports or notices to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports that the Company or any of its
     Subsidiaries shall send to a holder of any Indebtedness owed by the Company or any of its Subsidiaries in its capacity as such a holder, (ii) copies of all press releases and other statements made available by the Company or any of its Subsidiaries to the public concerning developments that are Material, (iii) upon your reasonable request, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities to any of the foregoing, concerning environmental, health or safety matters and (iv) all reports and applications required to be filed by the FCC or the Communications Act for which the failure to file could have a Material Adverse Effect.

           (d) NOTICE OF DEFAULT, ETC. Promptly, and in any event within five days after a Responsible Officer obtains knowledge thereof, notice of the occurrence of each Default or Event of Default or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, setting forth in reasonable detail the nature of such Default, Event of Default or event, development or occurrence and the action that the Company has taken and proposes to take with respect thereto.

           (e) MATERIAL ADVERSE CHANGE. Promptly after the occurrence thereof, notice of a Material Adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or the occurrence of a development which might result in such Material Adverse Change other than any changes that result solely from the Cases.

           (f) LITIGATION. Promptly after the commencement thereof, notice of all post-Filing Date actions, suits, investigations and proceedings in any court or before any arbitrator or before or by any Governmental Authority binding on or affecting the Company or any of its Subsidiaries or any of their respective properties of the type described in Section 5.7 which would, if adversely decided, reasonably be expected to have a Material Adverse Effect on the business operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

           (g) ERISA MATTERS. Promptly, and in any event within five days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that any Obligor or any ERISA Affiliate proposes to take with respect thereto:

                (i) Any event or condition, including, but not limited to, any Reportable Event, that constitutes, or could reasonably be expected to result in, a Termination Event;
                (ii) With respect to any Multiemployer Plan, the receipt of any notice as prescribed in ERISA or otherwise of any Withdrawal Liability assessed against any Obligor or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA);

                (iii) The taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
           Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                (iv) The failure to make full payment on or before the due date (including extensions thereof) of all amounts that any Obligor or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Internal Revenue Code with respect thereto;

                (v) Any change in the funding status of any Plan that could reasonably be expected to have a Material Adverse Effect; or

                (vi) Any event, transaction or condition not otherwise described in this Section 8.1(g) that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect.

     Promptly upon your reasonable request, such additional information concerning any Plan as you may have reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series) and all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Internal Revenue Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

           (h) No later than 5 days before the end of each fiscal month following the Closing Date, an amended Approved Budget for the succeeding fiscal month.

           (i) No later than 20 days after the first day of each fiscal month following the Closing Date, a variance report for the preceding fiscal month in a form reasonably satisfactory to the Purchaser.

           (j) And to counsel of such holder, promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Company or any of the Guarantors with the Bankruptcy Court or the United States Trustee in the Cases, or distributed by or on behalf of the Company to any official committee appointed in the Cases or unofficial committee, if any.
8.2. COMPLIANCE WITH LAW.

           The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances, rules, regulations, including without limitation the Communications Act, FCC Rules and those relating to copyright and orders to which each of them and their properties are subject and all applicable restrictions imposed on each of them and their properties by any Governmental Authority (including, without limitation, all Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises, consents and other authorizations of any Governmental Authority or public body or authority or any subdivision thereof or any other third party including any radio, television or other license, Permit, certificate or approval granted or issued by the FCC or any other Governmental Authority (including any MDS, MMDS, ITFS, business radio, earth station or experimental licenses or permits issued by the FCC) (except for filings to perfect security interest granted pursuant to this Agreement or any other Note Document) necessary for the ownership or leasing and operation of their respective properties or the conduct of their respective businesses, in each case to the extent necessary to ensure that any noncompliance with such laws, ordinances, rules, regulations or orders or any failure to obtain or maintain in effect such licenses, certificates, permits, franchises, consents and other authorizations, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.3. MAINTENANCE OF INSURANCE.

           The Company will and will cause each of its Subsidiaries at all times to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated or as may otherwise be required by applicable law, including, without limitation, workers' compensation insurance, liability insurance, casualty insurance and business interruption insurance.

8.4. MAINTENANCE OF PROPERTIES.

           The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties and assets, owned or leased, used or useful in the conduct of its business, that, either individually or in the aggregate, are Material in good repair, working order and condition (other than ordinary wear and tear and as a result of casualty and condemnation), so that the business carried on in connection therewith may be properly conducted at all times.

8.5. PAYMENT OF TAXES AND CLAIMS; PERFORMANCE OF MATERIAL OBLIGATIONS.

           (a) The Company will and will cause each of its Subsidiaries to pay and discharge, and maintain appropriate reserves in respect of, (i) all taxes, assessments and governmental charges or levies imposed upon them or any of their properties, assets, income or franchises and arising after the Filing Date, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and (ii) all claims for which sums have become due and payable after the Filing Date that have or might by law become a Lien upon any property or assets of the Company or any of its Subsidiaries or any part thereof; PROVIDED, HOWEVER, that neither the Company nor any of its Subsidiaries shall be required to pay or to discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and assets and becomes enforceable against its other creditors.

           (b) The Company will and will cause each of its Subsidiaries to perform all of its obligations under the terms of each contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting it, except where the failure to so perform could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (c) The Company will and will cause each of its Subsidiaries to pay when due all rents and other amounts payable under any leases and Systems Agreements to which the Company or any of its Subsidiaries is a party or by which any of its properties and assets are bound, except where the failure to so pay could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.6. PRESERVATION OF CORPORATE EXISTENCE, ETC.

           The Company will at all times preserve and keep in full force and effect its corporate existence and its rights (charter and statutory). The Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all permits, licenses, approvals, rights, privileges and franchises of the Company and its Subsidiaries.

8.7. MAINTENANCE OF BOOKS AND RECORDS; INSPECTION.

           (a) The Company will and will cause each of its Subsidiaries to keep proper records and books of account in which full, true and correct entries in conformity with generally accepted accounting principles in effect from time to time in the United States of America consistently applied or as otherwise required by applicable rules and regulations of any governmental agency or regulatory authority having jurisdiction over the Company and its Subsidiaries and all requirements of law shall be made of all financial transactions and all of the assets and businesses of the Company and each such Subsidiary (including, without limitation, the establishment and maintenance of adequate and appropriate reserves).

           (b) The Company shall and shall cause each of its Subsidiaries to permit each holder of Notes that is an Institutional Investor and any of the agents or representatives thereof:

           (i) NO DEFAULT. If no Default or Event of Default has occurred and is continuing, at the expense of the Company and upon reasonable prior written notice to the Company, at any reasonable time and from time to time (as often as may be requested), to visit and inspect any of the offices and properties, and to examine and make copies of and abstracts from the records and books of account, of the Company and/or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any such Subsidiary, as the case may be, with, and be advised as to the same by, their officers or directors and with or by their independent certified public accountants (and by this Section 8.7(b)(i) the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Persons).
           (ii) DEFAULT. If a Default or Event of Default has occurred and is continuing, at the expense of the Company and without prior notice, at any time and from time to time (as often as may be requested), to visit and inspect any of the offices or properties, and to examine and make copies of and abstracts from the records and books of account, of the Company and/or any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company or any such Subsidiary, as the case may be, with, and be advised as to the same by, their officers or directors and with or by their independent public accountants (and by this Section 8.7(b)(ii) the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries with such Persons).

8.8. USE OF PROCEEDS.

           The Company will use the proceeds of the issue and sale of the Notes solely for the purposes set forth in Section 5.14(a) and, unless you agree in writing, shall use such proceeds only for the items and in an amount not to exceed 110% of such budgeted items set forth in the Approved Budget.

8.9. CAPITAL STOCK.

           The Company will at all times be the direct, legal and beneficial owner of 100% of the outstanding capital stock of each of its directly owned
Subsidiaries as set forth in Schedule 5.3, and the indirect legal and beneficial owner of 100% of the outstanding capital stock of each of its indirectly owned Subsidiaries free and clear of any lien, security interest, option or other charge or encumbrance.

8.10. FULL COOPERATION.

           The Company agrees that, at all times, it will cooperate fully with you and provide all information reasonably requested by you in connection with the Refinancing, including information, term sheets, drafts of agreements with strategic partners, lenders, acquirors or equity investors.

8.11. OBLIGATIONS OF ADDITIONAL OBLIGORS.

           The Company will cause (a) (i) all of the shares of capital stock of each First Tier Subsidiary of the Company, (ii) its membership interest in TelQuest, (iii) its shares of capital stock of CS Wireless, and (iv) all of the shares of capital stock of each Subsidiary of an Unrestricted Subsidiary, in each case, now or hereafter owned by the Company or any of its Unrestricted Subsidiaries and (b) such other present and future property and assets of each Unrestricted Subsidiary as you may request, including, without limitation, proceeds from the liquidation of FCC licenses, FCC leases, owned real estate, leaseholds, fixtures, accounts, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, cash bank accounts, tax refunds, documents, instruments, general intangibles, inventory, equipment and other goods to be pledged to the Agent pursuant to the terms and conditions of the Security Agreement or a security agreement in substantially the form of Exhibit B attached hereto and otherwise in form and substance reasonably acceptable to you and the Agent. In furtherance of the foregoing provisions of this Section 8.11, the Company agrees that:

           (i) at the time that any Person becomes a Subsidiary, the Company shall so notify you and the Agent and shall cause (a) such Person to cause 100% (or, if less, the full amount owned, directly or indirectly, by the Company or any Unrestricted Subsidiary), of the shares of capital stock of such Person to be delivered to the Agent (together with undated stock powers executed in blank) and (b) such other present and future property and assets of each Unrestricted Subsidiary as you may request, including, without limitation, proceeds from the liquidation of FCC licenses, FCC leases, owned real estate, leaseholds, fixtures, accounts, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, cash bank accounts, tax refunds, documents, instruments, general intangibles, inventory, equipment and other goods and pledged to the Agent pursuant to security agreement(s) in substantially the form of Exhibit B attached hereto and otherwise in form and substance reasonably acceptable to you and the Agent,

           (ii) to cause such Person to deliver such other documentation as you or the Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions, UCC Financing Statements and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above in Section 8.11(i)), all in form, substance and scope reasonably satisfactory to you and the Agent, and

           (iii) upon the release of the shares of capital stock of the Seller Restricted Subsidiaries, the Company shall deliver certificates representing such shares to you accompanied by undated stock powers executed in blank.

8.12. PAYMENT OF FEES.

           (a)  The Company will pay the Facility  Fee  to  you on the Maturity
Date.

           (b) The Company will pay all fees required to be paid by the FCC and the Communications Act.

8.13. MAINTENANCE OF SEPARATENESS.

           Each of the Obligors and each of its Subsidiaries will conduct, its dealings with each of its Subsidiaries on an independent and arm's-length basis and will observe and maintain, its separate identity from that of each of its Subsidiaries by (i) not allowing its funds or other assets to be commingled with the funds or other assets of any of its Subsidiaries, (ii) maintaining separate corporate and financial records from those of each of its Subsidiaries and observing all corporate formalities, including corporate minute books and acting pursuant to corporate resolutions, (iii) paying its liabilities from its own assets, (iv) maintaining bank accounts and accounting systems separate from those of each of its Subsidiaries and (v) conducting its dealings with third parties in its own name and as a corporate entity separate and distinct from each of its Subsidiaries.

8.14. PERFORMANCE OF MATERIAL CONTRACTS.

           Each of the Obligors and each of its Subsidiaries will perform and observe all of the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Purchaser and, upon request of the Purchaser, make to each other party to each such Material Contract such demands and requests for information and reports or for actions as such Obligor is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate could not have a Material Adverse Effect.

8.15. ACCOUNTS.

           The Company will maintain the Account (as defined in the Pledge Agreement and listed in Part IV of Schedule 5.28), the Cash Collateral Account (as defined in the Security Agreement and listed in Part IV of Schedule 5.28), the payroll account listed in Part IV of Schedule 5.28 and the Lockbox Account listed in Part I of Schedule 5.28 into which, among other things, all proceeds of Collateral are paid, in each case with Fleet National Bank or one or more banks acceptable to the Purchaser that have accepted the assignment of such accounts to the Purchaser pursuant to the Security Agreement. Neither the Company nor any of its Subsidiaries will establish any deposit accounts other than those set forth on Schedule 5.28.

           Each Obligor shall instruct  (i)  each  bank  listed  in  Part  I of
Schedule 5.28 to transfer to the Cash Collateral Account, at the end of each Business Day, in same day funds, an amount equal to the credit balance of such account in such bank, (ii) each bank listed in Part II of Schedule 5.28 to transfer to the Cash Collateral Account, at the end of the next Business Day, in same day funds, an amount equal to the credit balance of such account minus $20,000 and (iii) each bank listed in Part III of Schedule 5.28 to transfer to the Cash Collateral Account, in same day funds, all funds, if any, in such accounts and immediately thereafter to close such accounts.

8.16 TOWER SITE LEASES, CHANNEL LEASES AND PROGRAMMING AGREEMENTS

           Each of the Obligors will use its commercially reasonable best efforts to obtain the requisite consent to, and upon the receipt of such consent, collaterally assign each of its (a) Tower Site Leases, Channel Leases and programming agreements that are not listed on Schedule II to the Security Agreement to the Agent in accordance with the terms of the Security Agreement in connection with the renewal of each such Site Lease, Channel Lease and programming agreement and (b) Tower Site Leases, Channel Leases and programming agreements dated after the date hereof to the Agent in accordance with the terms of the Security Agreement.

9.   NEGATIVE COVENANTS.

           From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company and its Subsidiaries will perform and comply with each of the following covenants:

9.1. LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

           Except as otherwise permitted in this Agreement, the Company will not and will not permit any of its Subsidiaries to directly or indirectly enter into or engage in any transaction or series of related transactions (including, without limitation, the purchase, lease, sale or exchange of property or assets of any kind or the rendering of any service) with any of its Affiliates, except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate thereof; PROVIDED that the foregoing restrictions of this Section 9.1 shall not apply to any tax sharing agreements in existence on the date of closing and approved by the Purchaser.

9.2. LIMITATIONS ON LIENS.

           The Company  will not and will not permit any of its Subsidiaries to
(a) create, incur, assume or suffer to exist any Lien on or with respect to any of its property or assets of any character (including, without limitation, accounts), whether now owned or hereafter acquired, (b) sign or file or suffer to exist under the Uniform Commercial Code or any similar statute of any jurisdiction, a financing statement (or the equivalent thereof) that names the Company or any of its Subsidiaries as debtor, (c) sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), or (d) assign any accounts or other right to receive income (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan); EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

           (i)  Permitted Liens;

           (ii)  Liens created pursuant to this Agreement and the Orders;

           (iii)   Liens  existing   on   the  Filing  Date  and  described  in
     Schedule 9.2(iii) attached hereto;

           (iv) purchase money Liens upon or in real property or equipment acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price of such real property or equipment); PROVIDED, HOWEVER, that no such Lien shall extend to or cover any property other than the real property or equipment being acquired, constructed or improved; and PROVIDED FURTHER that the aggregate principal amount of Indebtedness secured by Liens permitted under this Section 9.2(iv) shall not exceed $200,000; and

           (v) deposits to secure the performance of leases of property (whether real, personal or mixed) of the Company and its Subsidiaries (excluding Capitalized Leases) in the ordinary course of business, in an aggregate principal amount not to exceed $1,400,000.

If the Company shall create, assume or suffer to exist any Lien upon any of its property or assets, or the property or assets of any of its Subsidiaries, whether now owned or hereafter acquired, other than any Liens expressly permitted under clauses (i) through (v) of this Section 9.2, the Company will make or cause to be made effective provision whereby the Notes and all of the other Obligations of the Obligors under the Note Documents will be secured equally and ratably with any and all other Obligations of the Company and its Subsidiaries secured thereby; PROVIDED that the securing of the Notes and all of the other Obligations of the Obligors under the Note Documents equally and ratably with such other Obligations of the Company and its Subsidiaries will in no way be deemed to remedy or waive any Default or Event of Default resulting from the incurrence, assumption, existence or continuation of any such Lien.

9.3. LIMITATIONS ON INDEBTEDNESS.

           The Company will not and will not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan or in connection with the prosecution of the Cases) other than:

           (a)  Indebtedness arising under the Note Documents;

           (b) Indebtedness owed to the Company or any of its Subsidiaries by any of their Subsidiaries so long as such indebtedness is evidenced by a promissory note, in an amount and in form and substance satisfactory to you, and delivered to the Collateral Agent under the Security Agreement;

           (c)  Indebtedness  outstanding on the  Filing  Date  and  listed  on
     Schedule 5.19;

           (d)  Indebtedness  secured   by   Liens   permitted   under  Section
     9.2(c)(iv); and

           (e) Indebtedness of the Company in respect of interest rate or currency rate Hedge Agreements; PROVIDED that all such Hedge Agreements shall be nonspeculative in nature.

9.4. LIMITATIONS ON LEASE OBLIGATIONS.

           The Company will not and will not permit any of its Subsidiaries at any time to create, incur, assume or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under leases or agreements to lease, including, but not limited to, Capitalized Leases (or apply to the Bankruptcy Court for authority to do so), except as identified on
Schedule 9.4.

9.5. LIMITATIONS ON MERGERS, CONSOLIDATIONS, SALES OF ASSETS, ETC.

           (a) The Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so) merge or consolidate with or into, or convey, transfer, lease or otherwise dispose (whether in one transaction or a series of transactions) of its property and assets (whether now owned or hereafter acquired) to, any Person, except that, so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof:

           (i) the Company may merge or consolidate with, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any of its Subsidiaries so long as that the Company is the surviving corporation;

           (ii) any Subsidiary may merge or consolidate with, or convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any First Tier Subsidiary of the Company other than the Seller Restricted Subsidiaries; and

           (iii) the Company may convey, transfer, lease or otherwise dispose of a portion of its property and assets, and any Subsidiary of the Company may convey, transfer, lease or otherwise dispose of all or a portion of its property and assets, if such conveyance, transfer, lease or other disposition is otherwise expressly permitted under Section 9.5(b) or identified on Schedule 9.5(a).

           (b) The Company will not and will not permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose (whether in one transaction or a series of transactions) of any property and assets (whether now owned or hereafter acquired), including, without limitation, pursuant to any sale and leaseback transaction (or apply to the Bankruptcy Court for authority to do so), other than:

           (i) sales of inventory in the ordinary course of business and for fair consideration;

           (ii) the sale or disposition of property and assets of the Company and its Subsidiaries identified on Schedule 9.5(b) for fair market value at least 75% of which is received in cash, PROVIDED that the proceeds from such sale or disposition are used in accordance with the Approved Budget;

           (iii) the sale for cash and for fair consideration, PROVIDED, HOWEVER, that the proceeds of such sale are used to prepay the Notes; and

           (iv) the sale or disposition of obsolete property and assets of the Company and its Subsidiaries no longer useful in the conduct of their respective businesses having an aggregate book value not in excess of $1,000,000 for all such sales and dispositions provided that the proceeds from such sale are used in accordance with the Approved Budget;

PROVIDED, HOWEVER, notwithstanding anything to the contrary  set  forth in this
Section 9.5(b), the Company shall be permitted to (A) transfer to CS Wireless the Channels and Channel Leases (or interests therein) relating to the Charlotte, North Carolina market in fulfillment of the Company's obligations under that certain Participation Agreement dated as of December 12, 1995 (as amended, the "PARTICIPATION AGREEMENT") among the Company, CS Wireless and Heartland Wireless Communications, Inc., and (B) transfer to CS Wireless the BTA Authorizations awarded to the Company by the FCC for the Cleveland-Akron, Ohio and Stockton, California BTAs, when and as awarded by the FCC, and to take all actions necessary in connection therewith, all in fulfillment of the Company's obligations under the Participation Agreement (as in effect on the date hereof).

9.6. LIMITATIONS   ON  DIVIDENDS  AND  OTHER  PAYMENT  RESTRICTIONS   AFFECTING
SUBSIDIARIES.

           (a) The Company will not and will not permit any of its Subsidiaries to declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) other than any dividend or distribution made by a direct or indirect wholly owned Subsidiary of the Company to its parent corporation.

           (b) The Company will not and will not permit any of its Subsidiaries to directly or indirectly create or otherwise cause, incur, assume, suffer or otherwise permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (i) to pay dividends or to make any other distribution on any shares of capital stock of (or other ownership or profit interest in) such Subsidiary owned by the Company or any of its Subsidiaries, (ii) to pay or to subordinate any Indebtedness owed to the Company or any of its Subsidiaries, (iii) to make loans or advances to the Company or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Company or any of its Subsidiaries (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan), except with respect to any encumbrance or restriction on the Seller Restricted Subsidiaries as in effect on the date hereof.

9.7. LIMITATIONS ON PREPAYMENTS OF INDEBTEDNESS, ETC.

           If any Default or Event of Default has occurred and is continuing or would occur, directly or indirectly, as a consequence thereof, the Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization
Plan) (a) after the issuance thereof, amend, modify or otherwise change in any manner (or permit the amendment, modification or other change in any manner of) any of the terms of any Indebtedness of the Company or any such Subsidiary if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made sooner than originally scheduled on, such Indebtedness, increase the interest rate applicable thereto or change any subordination provision thereof, (b) make (or give any notice with respect thereto) any voluntary or optional payment, prepayment, redemption or acquisition for value of any Indebtedness of the Company or any such Subsidiary (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying when due) of any Indebtedness of the Company or any such Subsidiary, or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness or (c) amend, modify or otherwise change its articles of incorporation or bylaws (or other similar organizational documents) if such amendment, modification or change, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

9.8. LIMITATIONS ON NEGATIVE PLEDGES.

           The Company will not permit any of its Subsidiaries to enter into, assume or suffer or permit to exist any agreement prohibiting, conditioning or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any assignment or security for such obligation if an assignment or security is given for some other obligation (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan), other than:

           (a)  the Note Documents;

           (b) in connection with any Indebtedness described on Schedule 5.19 attached hereto to the extent such agreement is in effect on the date hereof;

           (c) any such agreement prohibiting other encumbrances on specific property and assets of the Company or any of its Subsidiaries, which encumbrance secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

           (d) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

           (e) any restriction or encumbrance with respect to any Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale, transfer or other disposition of all or substantially all of the property and assets of such Subsidiary so long as such sale or disposition is otherwise expressly permitted under the terms of this Agreement; and

           (f) any agreement evidencing Indebtedness outstanding on the date a Subsidiary of the Company first becomes a Subsidiary of the Company or any of its Subsidiaries.

9.9. LIMITATIONS ON CHANGES IN FISCAL YEAR.

           The Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) change its fiscal year.

9.10. LIMITATIONS ON SPECULATIVE REAL ESTATE INVESTMENTS.

           Notwithstanding anything to the contrary set forth in this Agreement, the Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) acquire, lease, assume or otherwise invest in any real property solely for investment purposes.

9.11. LIMITATION ON INVESTMENTS.

           The Company will not and will not permit any of its Subsidiaries to make or hold any Investment in any Person (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) other than (i) purchases of assets permitted under Section 9.12, (ii) intercompany Indebtedness permitted pursuant to Section 9.3, (iii) Investments in Cash Equivalents, (iv) existing Investments set forth on Schedule 9.11 and (v) Investments provided for in the Approved Budget.
9.12. LIMITATION ON ASSET PURCHASES.

           The Company will not and will not permit any of its Subsidiaries to purchase any assets (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) other than (i) inventory occurring in the ordinary course of business consistent with past practice and
(ii) purchases of assets provided for in the Approved Budget.

9.13. LIMITATION ON CAPITAL STOCK.

           The Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan)

           (a) purchase, redeem or otherwise acquire for value any shares of any capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, or the voluntary prepayment, redemption or repurchase in respect of any debt; or

           (b) issue any capital stock or any warrants, rights or options to acquire any such capital stock other than employee stock options issued pursuant to plans approved or to be approved by the Company's shareholders and other than the issuance by the Company of capital stock that is not Prohibited Stock.

9.14. LIMITATION ON TERMINATION OF LICENSES.

           Except as disclosed on Schedule 9.14, the Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) lose, fail to hold, or fail to renew for a full license term, forfeit, revoke, rescind or materially impair any Channels, Channel Licenses or FCC Licenses.

9.15. LIMITATION ON LINE OF BUSINESS.

           The Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so) engage in any line of business other than in accordance with the Approved Budget and in the usual and ordinary course and other than in a manner that is consistent with past practice.

9.16. LIMITATION ON TERMINATION OF EMPLOYER PLANS.

           The Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) create or otherwise cause to exist or become effective any consensual risk of termination of any single employer plan or multiemployer plan by the Pension Benefit Guaranty Corporation if the occurrence of such event could reasonably be expected to have a material adverse effect on the business operations, properties, prospects, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

9.17. LIMITATION ON INVESTMENT COMPANY ACT.

           The Company will not and will not permit any of its Subsidiaries (or apply to the Bankruptcy Court for authority to do so) to be or become an investment company subject to the registration requirements of the Investment Company Act of 1940, as amended.

9.18. LIMITATIONS ON AMENDMENT, ETC. OF MATERIAL CONTRACTS.

           (a) The Company will not, at any time cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner, any term or condition of any Material Contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Material Contract, or agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract.

           (b) The Company shall not and shall not permit any of its Subsidiaries (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) to enter into any agreement, commitment or Material Contract (except such Material Contracts delivered pursuant to Section 4.3(h)) which may, upon the occurrence or non-occurrence of any subsequent event or otherwise, require the payment by any Obligor of any amount in excess of $1,000,000.

9.19. LIMITATION ON PRESS RELEASES.

           The Company will not and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan or in connection with the prosecution of the Cases) issue a press release or other public disclosure containing any reference to you or any of your Affiliates without your express written consent except as otherwise may be required by applicable law.

9.20. LIMITATION ON CREATION OF SUBSIDIARIES.

           The Company will not and will not permit its Subsidiaries to (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) create any Subsidiary not in existence on the date hereof.

9.21. LIMITATIONS ON EMPLOYMENT CONTRACTS.

           The Company will not and will not permit any of its Subsidiaries (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan):

           (a) to waive, amend, supplement or otherwise modify any of the Employment Agreements or other employment agreements or compensation arrangements described in Section 5.24(a); or

           (b) to directly or indirectly enter into or create, incur, assume or suffer to exist any obligation in connection with any employment agreement or other compensation arrangement other than the Employment Agreements and the employment agreements and other compensation arrangements described in Schedule 5.24(a);

           (c)  to set, determine  or  otherwise establish any target or levels
     for  the  determination  of  any  bonuses   or   additional   compensation
     arrangements other than as provided in the Employment Agreements; or

           (d) to pay or make any other distribution of any bonus or additional compensation other than pursuant to the Employment Agreements.

9.22. CHAPTER 11 CLAIMS.

           The Company will not and will not permit any of its Subsidiaries to incur, create, assume, suffer or permit any other Super-priority Claim or Lien or encumbrance against the Company or any other Obligor which is PARI PASSU with or senior to the claims of the Purchaser against the Company or any other Obligor pursuant to this Agreement or the Orders, or apply to the Bankruptcy Court for authority to do so.

9.23. ORDERS.

           The Company will not permit to be made any changes, amendments or modifications, or any application or motion for any change, amendment or modification, to either of the Orders.

9.24. LIMITATION ON PAYMENT OF PRE-FILING DATE CLAIMS.

     The Company will not and will not permit any of its Subsidiaries to make any payments of Indebtedness relating to its pre-Filing Date Obligations other than (i) as permitted under the Orders, (ii) pre-petition wages and benefits and other employee-related claims which are payable with the approval of the Bankruptcy Court and sales tax and employee withholding taxes which have been collected by the Company but not yet paid, (iii) as otherwise permitted under this Agreement, (iv) the pre-Filing Date Obligations that are subject to the First Day Orders and set forth on Schedule 9.24 or (v) in connection with the assumption of any contract or lease approved by the Bankruptcy Court.

9.25. LIMITATION ON BECOMING A GENERAL PARTNER.

           The Company will not and will not permit any of its Subsidiaries (or apply to the Bankruptcy Court for authority to do so, except in connection with the Reorganization Plan) to become a general partner in any general or limited partnership or joint venture.


10.  FINANCIAL COVENANTS.

           From the date of this Agreement and, thereafter, so long as any of the Notes shall be outstanding, the Company will perform and comply in all material respects with the Approved Budget.


11.  EVENTS OF DEFAULT.

11.1. EVENTS OF DEFAULT.

           An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing (each, an "EVENT OF DEFAULT"):

           (a) the Company defaults in the payment of any principal on any Note when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment or repurchase or by declaration, demand or otherwise; or

           (b) the Company defaults in the payment of any interest on any Note, or any Obligor defaults in the payment of any other amount owing under any of the Note Documents, when the same becomes due and payable, whether by scheduled maturity or at a date fixed for prepayment or repurchase or by declaration, demand or otherwise; or

           (c) the Company defaults in the performance of or compliance with any term, covenant or agreement contained in this Agreement on its part to be performed or complied with; or

           (d) any Obligor defaults in the performance of or compliance with any term, covenant or agreement contained in any of the Note Documents on its part to be performed or complied with and such default shall remain unremedied for 5 days after the earlier of the first date on which (i) a Responsible Officer obtains becomes aware of such default and (ii) the Company receives written notice of such default from any holder of a Note; or

           (e) any representation or warranty made or deemed made by or on behalf of any Obligor or by any officer of any Obligor under or in connection with this Agreement or any other Note Document or in any writing furnished in connection with the Transaction or any of the other transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which it was made or deemed to have been made; or

           (f) the Company or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any Indebtedness that is outstanding after the Filing Date in a principal or notional amount of at least $1,500,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Company and its Subsidiaries, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of such holders) to cause such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

           (g) one or more judgments or orders for the payment of money aggregating $1,000,000 (or the equivalent thereof in one or more other currencies) or more are rendered against one or more of the Company and its Subsidiaries after the Filing Date and remain unsatisfied and either
     (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be a period of at least 30 days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this Section 11.1(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

           (h) any provision of any Note Document after delivery thereof pursuant to Section 4 or 8.11 shall for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Obligor intended to be a party to it or to give you or the Agent any of the rights, powers or privileges purported to be created thereunder, or any such Obligor shall so state in writing; or

           (i)  any Collateral Document  after  delivery  thereof  pursuant  to
     Section 4 or 8.11 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

           (j) any Termination Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and be continuing (or the liabilities of the Obligors and the ERISA Affiliates related to such Termination Event) exceeds an aggregate amount of $2,500,000 (or the equivalent thereof in one or more other currencies); or

           (k) any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Obligors and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $2,500,000 (or the equivalent thereof in one or more other currencies); or

           (l) any Obligor or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization, insolvency or termination, the aggregate annual contributions of the Obligors and the ERISA Affiliates to all Multiemployer Plans that are in reorganization or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs by an amount exceeding $2,500,000 (or the equivalent thereof in one or more other currencies); or

           (m) any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more Plans in excess of $2,500,000 (or the equivalent thereof in one or more other currencies) in the aggregate, or any Lien shall exist on the property and assets of any Obligor or any ERISA Affiliate in favor of the PBGC or a Plan; or

           (n) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code) or any breach of fiduciary responsibility shall occur that may subject any Obligor or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement or instrument pursuant to which any Obligor or any ERISA Affiliate has agreed or is required to indemnify any Person against such liability; or

           (o) either of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in either of the Cases; or an application shall be filed by the Company or any other Obligor for the approval of, or there shall arise, any other claim which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; or

           (p) the Bankruptcy Court shall enter an order granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder of any security interest in any assets of the Company or any of its Subsidiaries or approving any settlement or other stipulation with any creditor of the Company or any of its Subsidiaries providing for payments to such holder or creditor aggregating in excess of $50,000; or

           (q) an order of the Bankruptcy Court shall be entered in either of the Cases appointing an examiner with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under
     Section 1106(b) of the Bankruptcy Code; or

           (r) an order of the Bankruptcy Court shall be entered amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying either of the Orders; or

           (s) (i) an order of the Bankruptcy Court shall be entered granting another Super-priority Claim or Lien PARI PASSU with or senior to that granted to the Purchaser pursuant to this Agreement and the Orders or (ii) an order of a court of competent jurisdiction shall be entered reversing, staying, vacating, rescinding or otherwise modifying either of the Orders or any of the Note Documents; or

           (t) the Company shall make any payments of Indebtedness relating to its pre-Filing Date Obligations other than (i) as permitted under the Orders, (ii) pre-petition wages and benefits and other employee-related claims which are payable with the approval of the Bankruptcy Court and sales tax and employee withholding taxes which have been collected by the Company but not yet paid, (iii) as otherwise permitted under this Agreement or (iv) in connection with the assumption of any contract or lease approved by the Bankruptcy Court; or

           (u) the filing of any pleading by the Company seeking or otherwise consenting to, any of the matters set forth in paragraphs (o)-(t); or

           (v) the entry of the Final Order shall not have occurred within 30 days after the Filing Date; or

           (w) there shall occur any event after the Filing Date which results in a Material Adverse Change; or

           (x)  there  shall  occur   a   material  disruption  in  the  senior
     management of the Company or a material change in the composition of the board of directors of the Company without your prior written consent; or

           (y) the Reorganization Plan (i) shall be amended or modified in any material respect without your prior written consent or (ii) shall be withdrawn; or

           (z) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Company; or (ii) individuals who at the Filing Date were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

11.2. ACCELERATION.

           (a) If any Event of Default shall occur and be continuing, any holder or holders of more than 50% in aggregate principal amount of the Notes at the time outstanding may at any time, at its or their option without further order of or application to the Bankruptcy Court, by notice or notices to the Company (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee), declare all of the Notes then outstanding to be immediately due and payable; and

           (b) If any Event of Default described in Section 11.1(a) or 11.1(b) has occurred and is continuing, any holder or holders of Notes at the time outstanding may at any time, at its or their option, by notice or notices to the Company, declare all of the Notes held by it or them to be immediately due and payable. If any holder of a Note shall exercise its rights under this
Section 11.2(b) at any time, the Company will give prompt notice thereof to the holders of all other Notes at such time outstanding and each such holder may (whether or not such notice is given or received), by written notice to the Company, declare the aggregate principal amount of all Notes held by it to be, and the same shall forthwith become, due and payable.

           Upon any Notes becoming due and payable under this Section 11.2, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Obligors. Each Obligor acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by any Obligor (except as herein specifically provided for).

11.3. OTHER REMEDIES.

           If one or more Defaults or Events of Default shall occur and be continuing and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 11.2(a), the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Note Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

11.4. RESCISSION.

           At any time after any Notes have been declared due and payable pursuant to Section 11.2(b), as the case may be, the holders of not less than 51% in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults and Events of Default, other than nonpayment of amounts that have become due solely by reason of such declaration, have been remedied or have been waived pursuant to Section 16, and
(c) no judgment or decree has been entered for the payment of any monies due pursuant hereto, to the Notes or to any other Note Document. No rescission and annulment under this Section 11.4 will extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

11.5. RESTORATION OF RIGHTS AND REMEDIES.

           If any holder of any Note has instituted any proceeding to enforce any right or remedy under this Agreement or any other Note Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such holder, then, and in each such case, the Obligors and the other holders of Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder and, thereafter, all rights and remedies of the holders of Notes shall continue as though no such proceeding had been instituted.

11.6. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

           No course of dealing and no delay on  the  part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Note Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of each of the Company and the other Obligors under Section 14, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 11, including, without limitation, reasonable attorneys' fees, expenses and disbursements.


12.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

12.1. REGISTRATION OF NOTES.

           The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor, promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

12.2. TRANSFER AND EXCHANGE OF NOTES.

           Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be in substantially the form of Exhibit A attached hereto. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that, if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in
Section 6.3.

12.3. REPLACEMENT OF NOTES.

           Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

           (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

           (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.


13.  PAYMENTS ON NOTES.

13.1. PLACE OF PAYMENT.

           Subject to Section 13.2, payments of principal and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of the Company in such jurisdiction. The Company may, at any time, by notice to you, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

13.2. HOME OFFICE PAYMENT.

           So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name on the signature page attached hereto, or by such other method or at such other address as you shall have from time to time specified to the Company and the Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 13.1. Prior to any sale, transfer or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to
Section 12.2. The Company will afford the benefits of this Section 13.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 13.2.


14.  EXPENSES, ETC.

14.1. TRANSACTION EXPENSES.

           Whether or not any aspect of the Transaction or any of the other transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and the maintenance of the pre-petition retainer paid to Shearman & Sterling, local or other counsel, financial advisors and outside accountants) incurred by you or any holder of a Note in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the other Note Documents and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or any of the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the Facility Fee, (b) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any of the other Note Documents, or by reason of being a holder of any Note, (c) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any of its Subsidiaries or in connection with any work-out, renegotiating or restructuring of the Transaction or any of the other transactions contemplated hereby, by the Notes and by the other Note Documents, including, without limitation, internal collateral auditing and monitoring expenses and all reasonable fees and expenses of other outside professionals engaged by the Purchaser, due diligence, transportation, computer, duplication, appraisal, insurance, search, filing and recording fees and (e) all actual and reasonable costs and expenses of the Purchaser related to this Agreement, the other Note Documents or the Notes in connection with the Cases (including attendance by the Purchaser and the Purchaser's counsel at hearings or other proceedings and the ongoing review of documents filed with the Bankruptcy Court). Without limiting the Company=s obligations to pay the costs and expenses referred to in this Section 14.1, the Purchaser agrees to notify the Company promptly after the engagement of any professionals referred to in this Section 14.1 The Company shall not be entitled to assert any charges under Bankruptcy Code ' 506(c) against any Collateral securing the Notes or any collateral securing the Pre-Petition Obligations. The Company further agrees to indemnify you and each of your transferees from and hold you and each of them harmless from and against any and all present and future transfer, stamp, documentary or other similar taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery or performance of this Agreement, any Note or any other Note Document and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing or perfection of any lien, pledge or security interest contemplated by any of the Collateral Documents or any other document referred to therein. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

14.2. INDEMNITY.

           Each Obligor agrees to indemnify the Purchaser and its affiliates and their respective directors, officers, employees, agents, investment advisors and controlling persons (the Purchaser and each such person being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to or arising out of the Notes, the Note Purchase Agreement, the Refinancing or any other transaction contemplated by this Agreement and the performance by the Purchaser of the services contemplated by this Agreement and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company or any other Obligor. No Obligor will be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court to have resulted from the Purchaser's bad faith or gross negligence. Each Obligor also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to such Obligor or its security holders or creditors related to or arising out of the performance by the Purchaser of the services contemplated by, this Agreement except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from the Purchaser's bad faith or gross negligence.

           If the indemnification of an Indemnified Party provided for in this Agreement is for any reason held unenforceable, each Obligor agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Obligors, on the one hand, and the Purchaser, on the other hand, of the Notes or the Refinancing as contemplated by this Agreement (whether or not the Notes or the Refinancing is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of such Obligor or Obligors, on the one hand, and the Purchaser, on the other hand, as well as any other relevant equitable considerations. Each Obligor agrees that for the purposes of this paragraph the relative benefits to the Obligors and the Purchaser of the Notes or the Refinancing as contemplated shall be deemed to be in the same proportion that the total amount of the Notes or the Refinancing, as the case may be, bears to the fees paid or to be paid to the Purchaser under this Agreement or in connection with the Notes; PROVIDED, HOWEVER, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to the Purchaser under this Agreement or in connection with the Notes.

           Each Obligor agrees that, without the Purchaser's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under the indemnification provision of this Agreement (whether or not the Purchaser or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

           In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against any Obligor or any affiliate of such Obligor in which such Indemnified Party is not named as a defendant, the Company and the other Obligors agree to reimburse the Purchaser for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.

14.3. SURVIVAL.

           The obligations of the Obligors under this Section 14 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement and, in respect of any Person who was at any time a purchaser or in whose name or for whose benefit such Person held any Note, the date on which such person no longer holds, or no longer holds in the name of or for the benefit of such other Person, any Note.


15.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

           All representations and warranties contained herein and in the other Note Documents shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of the Company and the other Obligors under this Agreement. Subject to the immediately preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.


16.  AMENDMENT AND WAIVER.

16.1. REQUIREMENTS.

           This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 20 hereof or the Approved Budget, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby:

           (i) subject to the provisions of Section 11 relating to acceleration or rescission, change the amount or time of any prepayment or repurchase or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on, the Notes;
           (ii) change the percentage of the aggregate principal amount of the Notes the holders of which are required to consent to any such amendment or waiver;

           (iii) subordinate the Notes (or any of them) to any other obligations of the Company or any other Obligor now or hereafter existing;

           (iv) reduce or limit any Obligor's liability with respect to any Obligations owing to you or any other holder of any Note;

           (v) release a material portion of the Collateral in any transaction or any series of related transactions;

           (vi) permit the creation, incurrence, assumption or existence of any Lien on a material portion of the Collateral in any transaction or any series of related transactions to secure any obligations other than obligations owing to you and the other holders of Notes under the Note Documents;

           (vii) amend any of Sections 7, 11.1(a), 11.1(b), any of 11.2 through 11.6, 16 or 19; or

           (viii) modify the Super-priority Claims of the Purchaser in respect of the Notes.

16.2. SOLICITATION OF HOLDERS OF NOTES.

           (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it at the time) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 16 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

           (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof or of the other Note Documents, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

16.3. BINDING EFFECT, ETC.

           Any amendment or waiver consented to as provided in this Section 16 applies equally to all holders of Notes and is binding upon them, upon each future holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company, any other Obligor and the holder of any Note nor any delay in exercising any right, power or privilege hereunder or under any other Note Document shall operate as a waiver of any right of any holder of such Note; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights and remedies provided by applicable law.

16.4. NOTES HELD BY COMPANY, ETC.

           Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Note Document, or have directed the taking of any action provided herein or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.


17.  NOTICES.

           All notices and communications provided for hereunder shall be in writing and delivered (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

           (i) if to you or your nominee, to you or it at the address specified for such communications on the signature page attached hereto, or at such other address as you or it shall have specified to the Company and the Agent in writing;

           (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company and the Agent in writing; or

           (iii) if to any Obligor, in care of the Company at its address set forth on the first page of this Agreement (Telecopier No. (518) 462-3045) to the attention of James P. Ashman, Executive Vice President and Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note and the Agent in writing.

All notices and communications provided for under this Section 17 will be deemed given and effective only when actually received.


18.  REPRODUCTION OF DOCUMENTS.

           This Agreement, each of the other Note Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications of this Agreement or any other Note Document that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 18 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.


19.  CONFIDENTIAL INFORMATION.

           You hereby agree to maintain the confidentiality of all Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you; PROVIDED that you may deliver or disclose Confidential Information to (a) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (b) your counsel or your financial and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (c) any other holder of any Note or to the Agent or any Bank, (d) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this
Section 19), (e) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (f) any federal or state regulatory authority having jurisdiction over you, or (g) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to you, (ii) in response to any subpoena or other legal process,
(iii) in connection with any litigation to which you, any other holder of any Note or the Agent are a party or (iv) if an Event of Default shall have occurred and be continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes, this Agreement and the other Note Documents. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. Upon the reasonable request of the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 19.


20.  SUBSTITUTION OF PURCHASER.

           You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 20), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
20), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.


21.  MISCELLANEOUS.

21.1. SUCCESSORS AND ASSIGNS.

           All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

21.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

           Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the items payable on such next succeeding Business Day.

21.3. SATISFACTION REQUIREMENT.

           Except as otherwise provided herein, or in any other Note Document, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any other Note Document required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

21.4. SEVERABILITY.

           Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

21.5. CONSTRUCTION.

           Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

21.6. COMPUTATION OF TIME PERIODS.

           In this Agreement, in the computation of periods of time from a specific date to a later specified date, the word "FROM" means "from and including", the word "THROUGH" means "through and including," and the words "TO" and "UNTIL" each mean "to but not excluding."

21.7. COUNTERPARTS.

           This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

21.8. GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC.

           (a) This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York and to the extent applicable, the Bankruptcy Code.

           (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the non-exclusive general jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the Bankruptcy Court or, if the Bankruptcy Court does not have (or abstains from) jurisdiction, in any such New York state court or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

(c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the other Note Documents in the Bankruptcy Court or, if the Bankruptcy Court does not have (or abstains from) jurisdiction, in any New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (d) To the extent that the Company or has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the Notes.

           (e) Each Obligor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Note Documents, the transactions contemplated thereby or the actions of the Agent or the Purchaser in the negotiation, administration, performance or enforcement thereof.

21.9. NO DISCHARGE; SURVIVAL OF CLAIMS.

           Each of the Company and the Obligors agrees that to the extent its Obligations hereunder are not satisfied in full, (i) its Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each of the Company and the Obligors pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Super-priority Claim granted to the Agent and the Purchaser pursuant to the Orders and described in Section 7.6 and in the Security Agreement and the Liens granted to the Agent and the Purchaser pursuant to the Orders and described in the Security Agreement shall not be affected in any manner by the entry of a Confirmation Order.

                           *   *   *   *   *

           If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Obligors.

                           Very truly yours,

                           CAI WIRELESS SYSTEMS, INC.



                           By:   /S/
                                George Parise
                                Senior Vice President - Finance

The foregoing is hereby
agreed to as of the
date first above written.

MERRILL LYNCH GLOBAL
     ALLOCATION FUND, INC.


By___/S/____________________________
     Name: Bryan N. Ison
     Title: Vice President



Address: Merrill Lynch Asset Management
           800 Scudders Mill Road
           Plainsboro, NJ 08536
Telecopier: (609) 282-6916

                                  SCHEDULE I


                             DEFINED TERMS

           As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the term defined):

           AADDITIONAL NOTES@ has the meaning set forth in Section 1.

           "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person. For purposes of this definition, the term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

           "AGENT"  means  PricewaterhouseCoopers  LLP  in  its   capacity   as
     administrative agent and collateral agent under the Collateral Documents for the holders of the Notes.

           "ALTERNATIVE USE" means the provision of service other than Wireless Cable Service through the use of, among others, ITFS, MDS, and MMDS channels, including two-way transmission services and fixed or mobile telecommunications services.

           "ALTERNATIVE USE APPLICATION" means an application filed by the Company or any of its Subsidiaries or the Licensee of a Channel to provide an Alternative Use, including an application for developmental authority, experimental authority, or special temporary authority or any Booster Application requesting to provide an Alternative Use.

           "AMI" means Atlantic Microsystems, Inc., a Delaware corporation.

           "AMI MERGER AGREEMENT" means that certain Plan of Merger of CAI Wireless Systems, Inc. and Atlantic Microsystems, Inc. dated as of November 26, 1997.

           "AMI SUBSIDIARIES" has the meaning set forth in Section 4.3(j).

           "APPROVED BUDGET" has the meaning specified in Section 4.16.

           "BANKRUPTCY CODE" means the Bankruptcy Code as heretofore and hereafter amended, and as codified as 11 U.S.C. '' 101 ET SEQ.

           "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Cases from time to time.

           "BENEFIT LIABILITIES" has the meaning specified in Section 3 of ERISA.

           "BOOSTER LICENSE" means a License for a booster station.

     "BTA" means basic trading area, as defined by Rand McNally and used by the FCC in licensing MDS and MMDS channels pursuant to the competitive bidding process.

           "BTA AUTHORIZATION" means the Permit granted by the FCC to apply for individual MDS and MMDS channels with a certain BTA.

           "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, are required or authorized by law to be closed.

           ACAI CASE@ has the meaning specified in the Preliminary Statements.

           "CAPITALIZED LEASE" means any lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

           ACARVE-OUT@ has the meaning specified in Section 7.6(a).

           "CASES" has the meaning specified in the Preliminary Statements.

           "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

           "CERCLA"   means    the    Comprehensive   Environmental   Response,
     Compensation and Liability Act of 1980, as amended from time to time.

           "CERCLIS"   means   the   Comprehensive    Environmental   Response,
     Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

           "CHANNEL LEASES" means all leases to use transmission capacity held by or for benefit of one or more of the Company or any of its Subsidiaries of transmission capacity on ITFS, MDS, or MMDS frequencies licensed by the FCC.
           "CHANNEL LICENSE" means any Permits for a Channel granted by the FCC to any one or more of the Company or its Subsidiaries or leased to the Company or any of its Subsidiaries by a lessor of a Channel Lease, or any application pending before the FCC for such Permit.

           "CHANNELS" means the ITFS, MDS, or MMDS frequencies licensed, or expected to be licensed, to one or more of the Company or any of its Subsidiaries by the FCC pursuant to an FCC License or made available to one or more of the Company or any of its Subsidiaries by an ITFS, MDS, or MMDS applicant, permittee, conditional licensee or licensee pursuant to a Channel lease, including any frequencies associated with any booster station, repeater station, response station hub or any facility used to provide an Alternative Use.

           "CLOSING" has the meaning specified in Section 3.

           "CLOSING DATE" has the meaning specified in Section 3.

           "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property and assets that are or are intended under the terms of the Collateral Documents to be subject to any Lien in favor of the Agent for the benefit of the Secured Parties.

           "COLLATERAL ACCESS AGREEMENT" means a landlord waiver or consent, mortgagee waiver or consent, bailee letter, or a similar acknowledgment agreement of any warehouseman, processor, or other Person in possession of Collateral, in each case, in form and substance reasonably satisfactory to you.

           "COLLATERAL DOCUMENTS" means, collectively, the Security Agreement, the Pledge Agreement, each other security or pledge agreement entered into pursuant to Section 8.11 and each other agreement that creates or purports to create or perfect a Lien in favor of the Agent for the benefit of the Secured Parties.

           "COLLOCATE" means to construct, modify, or relocate a facility of an ITFS, MDS, or MMDS application, permittee, conditional license, or licensee, pursuant to FCC approval and in accordance with FCC Rules, at a common transmitter site with other ITFS, MDS, and MMDS licensees in the same market pursuant to common technical characteristics.

           "COLLOCATION SITE" means the site at which the facilities for the corresponding Channel are, or are to be, collocated at a common transmitter site with other Channels that are used to provide Wireless Telecommunications Service on the System.



           "COMMITMENT LETTER" means the commitment letter dated November 24, 1997 executed by the Purchaser and accepted by the Company.

           "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended, 47 U.S.C. sec. 151 ET SEQ.

           "COMPANY" has the meaning specified on page one of this Agreement.

           "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any of its Subsidiaries in connection with this Agreement or the Transaction or the other transactions contemplated hereby that is proprietary in nature and that was clearly marked, labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, but does not include any such information that (a) is or was generally available to the public (other than as a result of a breach of your confidentiality obligations hereunder), (b) becomes known or available to you on a nonconfidential basis other than through disclosure by the Company or any of its Subsidiaries or (c) constitutes financial statements delivered to you under Section 5.4 or 8.1 that are otherwise publicly available.

           ACONFIRMATION  ORDER@   means  an  order  of  the  Bankruptcy  Court
     confirming the Reorganization Plan in either of the Cases.

           "CONTROL AGREEMENT" means an amended and restated control agreement, in form and substance satisfactory to each Purchaser, between the Company, Agent, and the applicable securities intermediary, that provides (among other things) that, from and after the giving of notice by Agent to such securities intermediary (a "Notice of Exclusive Control") such securities intermediary shall take instructions solely from Agent with respect to the applicable Securities Account and related Investment Property.

           "CS  WIRELESS"   means   CS   Wireless   Systems,  Inc.  a  Delaware
corporation.

           "CURRENT VALUE" has the meaning specified in Section 3 of ERISA.

           "DEFAULT" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

           "DEFAULT RATE" means that rate of interest that is the greater of 3% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

           "EMPLOYEE BENEFIT PLAN" has the meaning specified in Section 3 of ERISA.

           "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

           "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial, ministerial or agency interpretation, policy or guidance relating to pollution or to protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

           "ENVIRONMENTAL  PERMIT"  means   any   permit,   approval,  license,
     identification   number   or   other  authorization  required  under   any
     Environmental Law.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

           "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Company or any of its Subsidiaries, or under common control with the Company or any of its Subsidiaries, within the meaning of Section 414 of the Internal Revenue Code.

           "ESCROW ACCOUNT" means that certain account maintained at The Chase Manhattan Bank, N.A. pursuant to the Escrow Agreement dated as of September 15, 1995, among CAI, Chemical Bank, as escrow agent, and Chemical Bank, as trustee, for the deposit of $90,638,765.40 of the net proceeds from the sale of the Senior Notes, and the proceeds from the investment thereof.

           "EVENT OF DEFAULT" has the meaning specified in Section 11.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

           AEXISTING NOTE PURCHASE AGREEMENT@ has the meaning specified in the Preliminary Statements.

           AEXISTING NOTES@ has the meaning set forth in the Preliminary Statements.

           AEXIT FINANCING COMMITMENT@ has the meaning specified in Section 7.1(a).

           "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, judgment awards, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments.

           "FAA" means the Federal Aviation Administration or any other federal governmental agency which may hereafter perform its functions.

           "FACILITY FEE" means a fee of (x) 1.0% for the three months immediately succeeding the Filing Date, (y) 4% for the immediately succeeding three months and (z) 2% for each succeeding three month period thereafter, of the aggregate principal amount of the Notes, which shall be due quarterly, in advance.

           "FCC COOPERATION AGREEMENT" has the meaning specified in Section 4. "FCC LICENSES" means the Permits, including construction permits, issued by the FCC to the Company or any of its Subsidiaries or any lessor under a Channel Lease, or that are the subject of an application filed with the FCC by the Company or any Subsidiary or any such lessor under a Channel Lease, to operate one or more of the Channels, including any BTA Authorization, individual Permit to construct or operate Channels within a BTA, and any Alternative Use Permit.

           "FCC RULES" means Title 47 of the Code of Federal Regulations, as amended at any time and from time to time, and FCC decisions issued pursuant to the adoption of such regulations.

           "FILING   DATE"   has  the  meaning  specified  in  the  Preliminary
     Statements.

           AFINAL ORDER@ means an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) substantially in the form of Exhibit F.

           "FIRST TIER SUBSIDIARY" means any Subsidiary directly and wholly-owned by the Company.

           "FUNDED INDEBTEDNESS" means, with respect to any Person (without duplication), (a) all Indebtedness of such Person of the character described in clauses (a), (b), (c), (e) and (f) of the definition of "INDEBTEDNESS" set forth in this Schedule I and (b) all Indebtedness of such Person of the character described in clauses (k) and (l) of the definition of "INDEBTEDNESS" set forth in this Schedule I to the extent such Indebtedness guarantees or in effect guarantees or secures or in effect secures Indebtedness of another Person of the type described in clause (a) above. The Funded Indebtedness of any Person (i) shall include all Indebtedness of the character described in clause (a) or (b) of the immediately preceding sentence of any partnership or joint venture in which such Person is a general partner or joint venturer and (ii) shall not include any Indebtedness of any Person and one or more of its Subsidiaries.

           "FUNDS SOURCE" has the meaning specified in Section 6.3.

           "GAAP" means generally accepted accounting principles as in effect in the United States of America and as are applied in the financial statements of a Person on a consistent basis.

           "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

           "GOVERNMENTAL PLAN" has the meaning specified in Section 3 of ERISA.

           "GUARANTY" has the meaning set forth in Section 4.3(k).

           "HAIG INTERESTS" means the economic rights associated with the membership interest held by Jared E. Abbruzzese in Haig Capital L.L.C., a Delaware limited liability company.

           "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

           "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

           "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 12.1.

           "INDEBTEDNESS"  means,   with   respect   to   any  Person  (without
     duplication):

                (a)   all indebtedness of such Person for borrowed money;

                (b) all Obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables that are incurred in the ordinary course of such Person's business and are not overdue by more than 60 days);

                (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made;

                (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person, even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets;

                (e)   all   Obligations  of  such  Person   as   lessee   under
           Capitalized Leases;

                (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

                (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interest in) such Person or in any other Person, or any warrants, rights or options to acquire such shares (or such other ownership or profit interest), other than any such Obligations for accrued and unpaid dividends thereon;

                (h) all Obligations of such Person in respect of Hedge Agreements, commodities agreements or take-or-pay or other similar arrangements;

                (i) all Obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

                (j) all Obligations of such Person for production payments from property operated by or on behalf of such Person and other similar arrangements with respect to natural resources;

                (k) all Indebtedness of other Persons referred to in clauses (a) through (j) above or clause (l) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
           (ii) to purchase, sell or lease (as lessee or lessor) property or assets, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner to invest in the debtor (including any agreement to pay for property, assets or services irrespective of whether such property or assets are received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and

                (l) all Indebtedness referred to in clauses (a) through (k) above of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     The Indebtedness of any Person shall include (i) all obligations of any partnership or joint venture of the character described in clauses (a) through (l) above in which such person is a general partner or a joint venturer and (ii) all obligations of such Person of the character described in clauses (a) through (l) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

           "INDEMNIFIED PARTY" has the meaning specified in Section 14.2.

           "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA).

           "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
     (b) any holder of a Note holding more than 25% of the aggregate principal amount of the Notes outstanding on any date of determination and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

           "INTERIM ORDER" has the meaning specified in Section 4.3(l).

           "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder from time to time.

           "INVESTMENT" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of any shares of capital stock (or other ownership or profit interest), warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (k) or (l) of the definition of "INDEBTEDNESS" in respect of such Person.

           "ITFS" means the Instructional Television Fixed Service, a class of microwave frequencies licensed by the FCC pursuant to Part 74 of the FCC Rules primarily to educational organizations to be used primarily for the transmission of instructional, cultural, and other types of educational material to fixed receiving stations, the excess capacity of which may be leased for commercial operations pursuant to the terms and conditions set forth in the FCC Rules.

           "LEGAL REQUIREMENTS" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits including the Communications Act and all orders issued and regulations promulgated under the Communications Act.

           "LICENSEE" means an applicant, permittee, conditional licensee, or licensee of a facility regulated by the FCC.

           "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, hypothecation, assignment, deposit arrangement, security interest, encumbrance priority, charge or other preference of any kind (including, without limitation, any agreement to give any of the foregoing), or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including, in the case of shares of capital stock, stockholder agreements, voting trust agreements and other similar arrangements).

           "MARCH 1997 NOTE" means that certain promissory note dated March 31, 1997 made by Jared E. Abbruzzese, payable to CAI Wireless Systems, Inc., in the principal amount of $780,054.33.

           "MATERIAL" means material in relation to the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Company or any of its Subsidiaries, taken as a whole.

           "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries taken as a whole.

           "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets, liabilities or properties of the Company and its Subsidiaries, taken as a whole, (b) the ability of any of the Obligors to perform its obligations under this Agreement or any other Note Document to which it is or is to be a party or (c) other than solely as a result of an action or inaction by you, the rights and remedies afforded to you and the Agent under this Agreement or any other Note Document.

           "MATERIAL CONTRACT" means, with respect to any Person, the Assigned Agreements (as defined in the Security Agreement) and each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $1,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

           "MATURITY DATE" means the earliest of (i) January 29, 1999, (ii) the date the Notes have become or are declared to be immediately due and payable pursuant to Section 11, and (iii) the occurrence of the effective date under the Reorganization Plan.

           "MDS" means the Multipoint Distribution Service, a domestic transmission service licensed by the FCC pursuant to Part 21 of the FCC Rules using the frequencies of 2150 to 2162 MHZ, rendered on microwave frequencies and used primarily for the distribution of commercial visual and audio programming.

           "MMDS" means Multichannel Multipoint Distribution Service, a domestic transmission service licensed by the FCC pursuant to Part 21 of the FCC Rules using the frequency of 2596 to 2644 MHZ, rendered on microwave frequencies and used primarily for the distribution of commercial visual and audio programming.

           "MULTIEMPLOYER PLAN" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Obligor or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

           "MULTIPLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Obligor or any ERISA Affiliate and at least one Person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under
     Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

           "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness or capital stock or other ownership interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or the Company or any of its Subsidiaries or any Affiliate of any of the Company or any of its Subsidiaries and are properly attributable to such transaction or the asset that is the subject thereof.

           "NOTE DOCUMENTS" means, collectively, this Agreement, the Notes, if any, the Collateral Documents, the Control Agreement, the Guaranty and each other agreement evidencing any Obligation of the Obligors secured by the Collateral Documents, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms hereof and thereof.

           "NOTES" has the meaning defined in Section 1.

           "NPL" means the National Priorities List under CERCLA.

           "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 11.1(g).

           "OBLIGORS" means, collectively, the Company and each Subsidiary of the Company that is a party to the Security Agreement or a security agreement (or other similar document) after the date of this Agreement pursuant to Section 8.11.

           "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

           "ORDERS" means the Interim Order and the Final Order.

           "PARTY IN INTEREST" has the meaning specified in Section 3 of ERISA.

           "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

           "PERMITS" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

           "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

                (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under
           Section 8.5(a);

                (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that (i) are not overdue for a period of more than 60 days or (ii) are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP;

                (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance or other similar legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

                (d)   Liens  securing the performance of, or payment in respect
           of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                (e) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not be reasonably expected to have a Material Adverse Effect;

                (f) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

                (g) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

                (h) easements, rights of way, zoning restrictions and other encumbrances on title to real property that do not, either individually or in the aggregate, render title to the property encumbered thereby unmarketable or materially and adversely affect either the use of such property for its present purposes or the conduct of the business of the Company or any of its Subsidiaries in the ordinary course.

           "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

           APHILADELPHIA CASE@ has the meaning specified in the Preliminary Statements.

           APHILADELPHIA CHOICE@ has the meaning specified in the Preliminary Statements.

           "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

           "PLEDGE AGREEMENT" has the meaning specified in Section 4.3.

           "PLEDGED DEBT" has the meaning specified in the Security Agreement.

           "PLEDGED  SHARES"  has  the   meaning   specified  in  the  Security
     Agreement.

           "PRE-PETITION COLLATERAL" means the "Collateral" referred to in the Pre-Petition Note Purchase Agreement.

           "PRE-PETITION NOTE DOCUMENTS" means the "Note Documents," as defined in the Pre-Petition Note Purchase Agreement.

           "PRE-PETITION NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of November 24, 1997, as amended, among the Purchaser, the Company and the Subsidiary Obligors referred to therein.

           "PRE-PETITION   NOTES"   means   the  "Notes"  referred  to  in  the
     Pre-Petition Note Purchase Agreement.

           APRE-PETITION OBLIGATIONS@ means the Obligations of the Company and the Obligors arising pursuant to the Pre-Petition Note Purchase Agreement.

           "PRESENT VALUE" has the meaning specified in Section 3 of ERISA.

           "PROHIBITED STOCK" means any class or series of equity securities of the Company or any Subsidiary that by its terms is, on or before January 1, 2003, (a) mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends other than in capital stock that is not Prohibited Stock), or (b) redeemable at the option of the holder thereof for cash, other assets or distributions of Prohibited Stock and in respect of which no required cash dividend is payable.

           "PROPERTY" or "PROPERTIES" means, unless otherwise expressly stated in this Agreement, real or personal property of any kind, tangible or intangible, choate or inchoate.

           "PURCHASER" means the Merrill Lynch Global Allocation Fund, Inc.

           "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

           "REGULATION T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

           "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

           "REGULATION X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor to all or a portion thereof).

           "REORGANIZATION PLAN" has the meaning specified in Section 4.3(n).

           "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19, or .20 of PBGC Reg. '2615.

           "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in interest of the aggregate principal amount of all of the Notes outstanding at such time (excluding from any calculation thereof any Notes then owned or held by the Company or any of its Subsidiaries or other Affiliates).

           "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company or any of its Subsidiaries responsible for overseeing the administration of or reviewing compliance with all or any portion of this Agreement or any other Note Document.

           ARESTATED NOTES@ has the meaning set forth in the Preliminary Statements.

           "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

           "SECURED PARTIES" means the Agent, the holders of the Notes and the other Persons, if any, the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

           "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

           "SECURITY AGREEMENT" has the meaning specified in Section 4.3

           "SELLER RESTRICTED SUBSIDIARIES" means, collectively, Chenango, Niskayuna, Onteo, Housatonic, Springfield License, Inc. and AMI License.

           "SENIOR FINANCIAL OFFICER" means the Senior Vice President - Finance, chief financial officer, the principal accounting officer, the treasurer or the controller of the Company.

           "SEPARATE ACCOUNT" has the meaning specified in Section 3 of ERISA.

           "SINGLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any Obligor or any ERISA Affiliate and no Person other than the Obligors and the ERISA Affiliates or (b) was so maintained and in respect of which any Obligor or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

           "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of:
                (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

                (b)   the  interest   in   the   capital  or  profits  of  such
           partnership, joint venture or limited liability company; or

                (c)   the beneficial interest in such trust or estate,

     is at the time, directly or indirectly, owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries; PROVIDED, HOWEVER, that notwithstanding this definition, CS Wireless shall not be a Subsidiary of the Company.

           ASUPER-PRIORITY CLAIM@ means a claim against the Company and Philadelphia Choice in either of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

           "SYSTEM  AGREEMENTS"  means,  collectively,  all  FCC  Licenses  for
     Channels and booster stations, Channel Leases, Tower Site Leases, programming agreements, retransmission agreements, non-interference or cooperation agreements (excluding no-objection letters issued in the ordinary course of business), equipment agreements or instruments, licenses, permits, and other material agreements pertaining to the transmission of video, voice, or data signals through wireless cable transmission facilities, of each of the Company and each of its Subsidiaries now existing or hereafter acquired or obtained, relative to the Channels or the construction an operation of the Systems.

           "SYSTEMS" means (a) the wireless telecommunications system constructed and operated by one or more of the Company and each of its Subsidiaries as of the Closing Date for the provision of Wireless Telecommunications service and (b) the wireless telecommunications systems constructed and operated by one or more of the company and each of its Subsidiaries from and after the Closing Date for the provision of Wireless Telecommunications Service.

           "TELQUEST"   means  TelQuest  Satellite  Services,  LLC,  a  limited
     liability company whose initial members shall consist of the Company, CS Wireless, and TelQuest Communications, Inc., a Delaware corporation.

           "TERMINATION EVENT"  means:

                (a) (i) the occurrence of a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of paragraph (1) of
           Section 4043(b) of ERISA (without regard to paragraph (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA would reasonably be expected to occur with respect to such Plan within the following 30 days;
                (b) the application for a minimum funding waiver with respect to a Plan;

                (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to
           Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

                (d) the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA;

                (e) the withdrawal by any Obligor or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

                (f)   the  conditions  for  the  imposition  of  a  lien  under
           Section 302(f) of ERISA shall have been met with respect to any Plan;

                (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

                (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

           "TOWER SITE LEASE" means each agreement between each of the Company and each of its Subsidiaries and any Person relating to the location of towers and transmitters.

           "TRANSACTION" means the entering into by the Company and the Obligors of the Note Documents.

           AUNOFFICIAL NOTEHOLDERS= COMMITTEE@ has the meaning specified in the Reorganization Plan.

           "UNRESTRICTED SUBSIDIARY" has  the  meaning  specified in the Senior
Note Indenture.

           "VOTING STOCK" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

           "WIRELESS CABLE SERVICE" means the provision of subscription video or entertainment and additional programming services and services ancillary thereto through the use of, among other, ITFS, MDS, and MMDS channels.

           "WIRELESS TELECOMMUNICATIONS SERVICE" means any service that is permitted under FCC rules and regulations or authorized by the FCC to be provided on or by means of the transmission capacity on an ITFS, MDS, or MMDS channel, including Wireless Cable Services and Alternative Use services.

           "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                      CAI WIRELESS SYSTEMS, INC.



                              $60,000,000



               SENIOR SECURED NOTES DUE JANUARY 29, 1999



______________________________

                         AMENDED AND RESTATED
                        NOTE PURCHASE AGREEMENT
______________________________



                       Dated as of July 30, 1998

                           TABLE OF CONTENTS


                                                                   PAGE

                               SCHEDULES

Schedule I - Defined Terms
Schedule 4.3(k) - AMI Subsidiaries
Schedule 4.6 -  Consents and Approvals
Schedule 4.8 -  Changes in Corporate Structure
Schedule 5.3 -  Subsidiaries of the Company
Schedule 5.7 -  Disclosed Litigation
Schedule 5.10 - Licenses, Permits, etc.
Schedule 5.19 - Outstanding Indebtedness at Closing Date
Schedule 5.20(a) - Markets
Schedule 5.20(b) - System Agreements
Schedule 5.20(c) - Channel Leases
Schedule 5.20(d) - FCC Licenses
Schedule 5.20(e) - Licenses, Status and Operations of all Systems' Channels
Schedule 5.20(g) - Assets, Permits and System Agreements
Schedule 5.20(h) - Non-Possession of System Agreements
Schedule 5.21 - Material Adverse Electrical Interference
Schedule 5.22 - Line of Sight Households
Schedule 5.23 - Leases
Schedule 5.24(a) - Employment Agreements
Schedule 5.24(b) - Board of Directors of CS Wireless and TelQuest
Schedule 5.25 - Shell Corporations
Schedule 5.27 - Material Contracts
Schedule 5.28 - Accounts
Schedule 9.2(iii) - Existing Liens
Schedule 9.4 -  Obligations as Lessee
Schedule 9.5(a) - Obligations as Lessor
Schedule 9.5(b) - Approved Asset Sales
Schedule 9.11 - Existing Investments
Schedule 9.14 - Termination of Licenses
Schedule 9.24 - Pre-Filing Date Claims

                               EXHIBITS

Exhibit A -  Form of Note
Exhibit B -  Form of Security Agreement
Exhibit C -  Pledge Agreement
Exhibit D -  Form of Subsidiary Guaranty
Exhibit E -  Form of Interim Order
Exhibit F -  Form of Approved Budget
Exhibit G -  Form of Final Order